UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEWPORT CORPORATION

(Name of Registrant as Specified In Its Charter)

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NEWPORT CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 17, 2011

To the Stockholders of Newport Corporation:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606, on Tuesday, May 17, 2011, at 9:00 a.m. Pacific Time, for the purpose of considering and acting upon the following:

1.	To elect two directors to serve for a term of one year;

2.	To ratify the appointment of Deloitte & Touche LLP as Newport’s independent auditors for the fiscal year ending December 31, 2011;

3.	To approve Newport’s 2011 Stock Incentive Plan;

4.	To hold an advisory vote on the approval of the compensation of Newport’s named executive officers;

5.	To hold an advisory vote on the frequency of advisory votes on the approval of the compensation of Newport’s named executive officers; and

6.	To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record at the close of business on March 25, 2011 are entitled to notice of and to vote at the meeting.

All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to vote by proxy prior to the meeting. Any stockholder attending the meeting may vote in person even if he or she has voted by proxy.

By order of the Board of Directors

/s/ Jeffrey B. Coyne
Jeffrey B. Coyne
Senior Vice President, General Counsel
and Corporate Secretary

April 6, 2011

Irvine, California

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE BY PROXY PRIOR TO THE MEETING. IF YOU CHOOSE TO VOTE BY MAIL, PLEASE DO SO PROMPTLY TO ENSURE YOUR PROXY ARRIVES IN SUFFICIENT TIME.

NEWPORT CORPORATION

PROXY STATEMENT

GENERAL INFORMATION

PROXY STATEMENT AND SOLICITATION OF PROXIES

Solicitation by Board

This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 17, 2011.

Solicitation of Proxies and Related Expenses

All expenses incurred in connection with this solicitation shall be borne by us. We anticipate that this solicitation of proxies will be made primarily by mail and pursuant to Rule 14a-16 of the Securities Exchange Act of 1934, as amended; however, in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, facsimile or electronic transmission, or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them.

Record Date and Voting Securities

Our Board of Directors has fixed the close of business on March 25, 2011 as the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting. As of the record date, there were 37,260,464 shares of our common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

Availability of Materials

We are making this proxy statement and our Annual Report on Form 10-K for our fiscal year ended January 1, 2011 available to all stockholders of record on the record date for the meeting for the first time on or about April 6, 2011. On such date, we are mailing to each stockholder of record on the record date for the meeting either a Notice Regarding the Availability of Proxy Materials informing the stockholder of how to electronically access a copy of this proxy statement and our Annual Report on Form 10-K and how to vote online (the “Notice”), or printed copies of such materials, if printed copies have been previously requested by the stockholder. If any stockholder who receives a Notice would like to receive printed copies of such materials, such printed copies may be requested, free of charge, by following the instructions contained in the Notice.

In addition to our proxy statement and Annual Report on Form 10-K, we are also making available on our Internet site at www.newport.com/2010annualreport a web-based Annual Report to Stockholders containing information regarding our business which supplements the business and financial information contained in our Annual Report on Form 10-K. Except as may be required by Securities and Exchange Commission rules and regulations, our Annual Report on Form 10-K and our web-based Annual Report to Stockholders are not to be regarded as proxy soliciting material or as communications by means of which any solicitation is to be made.

Quorum

A quorum is the number of shares of capital stock of a corporation that must be represented in person or by proxy in order to transact business. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.

Abstentions

When an eligible voter attends the annual meeting but decides not to vote, his, her or its decision not to vote is called an “abstention.” Properly executed proxy cards that are marked “abstain” on any proposal will be treated as abstentions for that proposal. We will treat abstentions as follows:

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abstention shares will be treated as not voting for purposes of determining the outcome on any proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of the votes actually cast, and thus will have no effect on the outcome; and

•

abstention shares will have the same effect as votes against a proposal if the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of (i) the shares present and entitled to vote, or (ii) all shares outstanding and entitled to vote.

Broker Non-Votes

Broker non-votes occur when shares held in “street name” by a broker, bank or other nominee (each, a “Nominee”) for a beneficial owner are not voted with respect to a particular proposal because (i) the Nominee does not receive voting instructions from the beneficial owner, and (ii) the Nominee lacks discretionary authority to vote the shares. We will treat broker non-votes as follows:

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broker non-votes will not be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote (even though the same shares may be considered present for quorum purposes and may be entitled to vote on other matters). Thus, a broker non-vote will not affect the outcome of the voting on a proposal for which the minimum affirmative vote required for approval of the proposal is a plurality or a majority (or some other percentage) of (i) the votes actually cast, or (ii) the shares present and entitled to vote; and

•

broker non-votes will have the same effect as votes against a proposal for which the minimum affirmative vote required for approval of the proposal is a majority (or some other percentage) of all shares outstanding and entitled to vote.

Vote Required

A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The advisory vote on the frequency of advisory votes on the approval of the compensation of our named executive officers will also be determined by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

Voting of Proxies

Stockholders may vote by proxy or in person at the meeting. To vote by proxy, stockholders may vote by Internet, telephone or mail. The instructions and information needed to access our proxy materials and vote by Internet can be found in the Notice. Alternatively, if printed copies of our proxy materials have been requested by a stockholder, the instructions and information needed to vote by Internet, telephone or mail can be found in the proxy card accompanying such materials.

If you are the beneficial owner of shares held by a Nominee, then your Nominee, as the record owner of the shares, must vote those shares in accordance with your instructions. Please refer to the voting instruction form that your Nominee makes available to you for voting your shares.

Two of our officers, Robert J. Phillippy and Charles F. Cargile, have been designated by our Board as proxies for voting on matters brought before the 2011 annual meeting. Each proxy properly received by us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted (i) FOR the election of the director nominees listed therein; (ii) FOR the ratification of our appointment of Deloitte & Touche LLP as our independent auditors for the fiscal year ending December 31, 2011; (iii) FOR the approval of our 2011 Stock Incentive Plan; (iv) FOR the approval of the compensation of our named executive officers; and (v) for holding advisory votes on the approval of the compensation of our named executive officers every THREE years.

Revoking a Proxy

Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy. Any written notice revoking a proxy should be sent to our Corporate Secretary at our corporate offices at 1791 Deere Avenue, Irvine, California 92606, and must be received prior to the commencement of the meeting.

If your shares are held in the name of a Nominee, you may change your vote by submitting new voting instructions to your Nominee. Please note that if your shares are held of record by a Nominee and you decide to attend and vote at the annual meeting, your vote in person at the annual meeting will not be effective unless you present a legal proxy, issued in your name from your Nominee.

STOCKHOLDER PROPOSALS

Any stockholder desiring to submit a proposal for action at our 2012 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our corporate offices no later than December 8, 2011 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, as amended, rules and regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer. In addition, our bylaws contain procedures for stockholders to submit nominations of director candidates, which are discussed under the heading “Stockholder Nominations” on page 11 of this proxy statement.

Rule 14a-4 promulgated under the Securities Exchange Act of 1934, as amended, governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. Such rule provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year’s anniversary of the date of mailing of the prior year’s proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2012. If we do not receive any stockholder proposals for our 2012 annual meeting before February 21, 2012, we will be able to use our discretionary voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2011 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxies named above will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California 92606.

PROPOSAL ONE

ELECTION OF DIRECTORS

The size of our Board is currently fixed at eight directors. Our Board currently consists of seven directors, with one vacancy.

Historically, the Board has been divided into four classes, with one class of directors elected each year for a term of four years. At our 2010 annual meeting, our stockholders approved a proposal to amend our Restated Articles of Incorporation to provide for the phased elimination of the classified structure of our Board over a period of four years, and our Restated Articles of Incorporation were so amended in August 2010. As a result, two Class III directors will stand for election at our 2011 annual meeting for a one-year term expiring at our 2012 annual meeting, and they or their successors will stand for election for one-year terms thereafter. Upon such election of directors at our 2011 annual meeting, Class III of our Board will be eliminated. Our Class IV, Class I and Class II directors will continue to serve until the expiration of their respective terms at our 2012, 2013 and 2014 annual meetings, at which time such class will be eliminated, and they or their successors will then stand for election for one-year terms thereafter. Accordingly, commencing in 2014, all classes of the Board will be eliminated, and all directors will be elected on an annual basis.

In all cases, each of our directors will hold office until his or her successor has been elected and qualified or until the director’s earlier resignation or removal, and vacancies that occur during the year may be filled by individuals appointed by the Board to serve until the next annual meeting. Our Board continues to evaluate the merits of filling the current vacancy on the Board. No individual has been nominated for election to fill such vacancy at the 2011 annual meeting.

DIRECTOR NOMINEES

Based upon the recommendation of our Corporate Governance and Nominating Committee, our Board has nominated the individuals set forth below to serve as directors until our annual meeting of stockholders in 2012:

Name	Principal Occupation	Age	Director Since

Oleg Khaykin	President and Chief Executive Officer, International Rectifier Corporation	46	2010

Peter J. Simone	Independent Consultant	63	2003

Oleg Khaykin was appointed to the Board in September 2010. Since March 2008, Mr. Khaykin has served as President and Chief Executive Officer, and as a director, of International Rectifier Corporation, a leader in the design, manufacture, and marketing of power management semiconductors for industrial, computing, consumer, automotive, and high reliability applications. From January 2006 until February 2008, he served as Executive Vice President and Chief Operating Officer of Amkor Technology, Inc., a leading provider of semiconductor assembly and test services, having joined Amkor in May 2003 as Executive Vice President of Strategy and Business Development. Prior to joining Amkor, Mr. Khaykin was employed by Conexant Systems Inc. and its spin-off, Mindspeed Technologies Inc., where he held positions of increasing responsibilities from 1999 to 2003, most recently as Vice President of Strategy and Business Development from June 1999 until May 2003. Prior to Conexant, he was with the Boston Consulting Group, a leading international strategy and general management consulting firm, where he worked with many European and U.S. firms on a broad range of business and management issues. Mr. Khaykin brings to the Board extensive experience in strategy development and international operations and in the management and operation of technology companies.

Peter J. Simone was appointed to the Board in March 2003. Mr. Simone currently serves as an independent consultant to several venture capital firms and venture-funded private companies. Mr. Simone was Executive Chairman of SpeedFam-IPEC, Inc., a semiconductor equipment company, from June 2001 to December 2002 when it was acquired by Novellus Systems, Inc. He served as a director of and a consultant to Active Controls eXperts, Inc. (“ACX”), a leading supplier of precision motion control and smart structures technology, from January 2000 to August 2000, and was President and a director of ACX from August 2000 to February 2001 when it was acquired by Cymer, Inc. He served as President, Chief Executive Officer and director of Xionics Document Technologies, Inc., a provider of embedded software solutions for printer and copier manufacturers, from April 1997 until Xionics’ merger with Oak Technology, Inc. in January 2000. Mr. Simone’s previous experience includes seventeen years with GCA Corporation, a manufacturer of semiconductor photolithography capital equipment, holding various management positions including President and director. Mr. Simone also serves on the boards of directors of several other private and public companies. Mr. Simone brings to the Board extensive experience in the management and operation of technology companies, particularly in the microelectronics industry, and is an “audit committee financial expert” as defined by the regulations promulgated by the Securities and Exchange Commission.

Unless otherwise instructed, each proxy received by us will be voted in favor of the election of Mr. Khaykin and Mr. Simone as directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote “FOR” the election of Mr. Khaykin and Mr. Simone as directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

Name	Principal Occupation	Age	Class	Term Expires	Director Since
Kenneth F. Potashner, Chairman	Independent Investor	53	II	2014	1998

Robert L. Guyett	President and Chief Executive Officer, Crescent Management Enterprises, LLC	74	IV	2012	1990

Michael T. O’Neill	President and Chief Executive Officer, Miragene, Inc.	70	I	2013	2003

C. Kumar N. Patel	Professor of Physics and Astronomy, University of California, Los Angeles; Chairman and Chief Executive Officer, Pranalytica, Inc.	72	II	2014	1986

Robert J. Phillippy	President and Chief Executive Officer, Newport Corporation	50	IV	2012	2007

Kenneth F. Potashner was elected to the Board in 1998. He served as the Board’s Lead Independent Director from August 2003 to August 2006. In September 2007, Mr. Potashner was appointed as Chairman of the Board. From May 2003 to present, Mr. Potashner has been an independent investor. From 1996 to May 2003, he was Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics and high voltage capacitors, and he also served as President and Chief Executive Officer of Maxwell Technologies from 1996 to October 1998. From November 1998 to August 2002, Mr. Potashner was President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a manufacturer of storage systems, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a manufacturer of disk drives. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a manufacturer of computers and peripherals, culminating with the position of Vice President of Worldwide Product Engineering in 1991. Mr. Potashner also serves on the boards of directors of several private companies. Mr. Potashner brings to the Board extensive experience in the management and operation of technology companies, particularly in the microelectronics industry.

Robert L. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. Since January 2000, he has also served on the Board of Directors of Maxwell Technologies, Inc., a manufacturer of ultracapacitors, microelectronics and high voltage capacitors, and since July 2010, and from May 2003 until May 2007, he has served as Chairman of that board. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher and Dana Reeve Foundation. Mr. Guyett brings to the Board extensive experience in accounting and finance matters, and is an “audit committee financial expert” as defined by the regulations promulgated by the Securities and Exchange Commission.

Michael T. O’Neill was appointed to the Board in April 2003. Since November 2000, Mr. O’Neill has served as President and Chief Executive Officer, and as a director, of Miragene, Inc., a biotechnology company. From May 1995 to October 2000, Mr. O’Neill served as an independent consultant to several private companies in the biotechnology industry. From 1973 to 1995, Mr. O’Neill was employed by Beckman Instruments, Inc., a manufacturer of automated analytical systems for the life and health sciences market, in various management positions, most recently as Senior Vice President, Worldwide Commercial Operations from 1993 to 1995, and as Group Vice President, Life Sciences Operations from 1989 to 1993. Mr. O’Neill holds a Professional Director Certification from the American College of Corporate Directors. Mr. O’Neill brings to the Board extensive experience in the management and operation of companies in the life and health sciences and biotechnology industries.

C. Kumar N. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Since February 2000, Dr. Patel has served as Chairman and Chief Executive Officer of Pranalytica, Inc., a company involved in infrared quantum cascade lasers and ultra-low level trace gas detection technologies. Previously, he was employed by AT&T Bell Laboratories, a telecommunications research company, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993, and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961. Dr. Patel brings to the Board extensive experience in laser and photonics research and technology, and significant contacts in the global research community. He is the inventor of the carbon dioxide laser and was awarded the National Medal of Science by the President of the United States in 1996.

Robert J. Phillippy joined Newport in April 1996 as Vice President and General Manager of the Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager of the U.S. operations of our Industrial and Scientific Technologies Division (now a part of our Photonics and Precision Technologies Division). In July 2004, Mr. Phillippy was appointed as President and Chief Operating Officer, and in September 2007, he was appointed as President and Chief Executive Officer and as a member of the Board. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994. Mr. Phillippy brings to the Board his extensive knowledge of our business, operations and markets from his roles with Newport, as well as extensive experience in the management and operation of technology companies.

Other Directorships

Mr. Guyett currently serves on the board of directors of one other publicly traded company, Maxwell Technologies, Inc. Mr. Guyett does not currently serve, and during the past five years has not served, on the board of directors of any other publicly traded company or investment company.

Mr. Khaykin currently serves on the board of directors of two other publicly traded companies, International Rectifier Corporation and Zarlink Semiconductor, Inc. Mr. Khaykin does not currently serve, and during the past five years has not served, on the board of directors of any other publicly traded company or investment company.

Mr. Potashner previously served on the boards of directors of two publicly traded companies, Applied Solar, Inc. (formerly, Open Energy Corporation), from 2008 to 2009, and California Micro Devices Corporation, from 2009 to 2010. Mr. Potashner does not currently serve, and during the past five years has not served, on the board of directors of any other publicly traded company or investment company.

Mr. Simone currently serves on the boards of directors of four other publicly traded companies, Cymer, Inc., Inphi Corporation, Monotype Imaging, Inc. and Veeco Instruments, Inc. Mr. Simone previously served on the board of directors of one other publicly traded company, Sanmina-SCI Corporation, from 2003 to 2008. Mr. Simone does not currently serve, and during the past five years has not served, on the board of directors of any other publicly traded company or investment company.

No other director currently serves, or during the past five years has served, on the board of directors of any other publicly traded company or investment company.

CORPORATE GOVERNANCE

We are committed to promoting the best interests of our stockholders by establishing sound corporate governance practices and maintaining the highest standards of responsibility and ethics. Our Board of Directors has adopted Corporate Governance Guidelines, which consist of written standards relating to, among other things, the composition, leadership, operation and evaluation of the Board and its committees. The Corporate Governance and Nominating Committee of our Board reviews and evaluates, at least annually, the adequacy of and our compliance with such guidelines. A copy of our Corporate Governance Guidelines is available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of these guidelines, free of charge, upon request made to our Corporate Secretary.

Board of Directors

Independence

With the exception of Mr. Phillippy, our President and Chief Executive Officer, all of the members of our Board of Directors are “independent” as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. Our Board has determined that no member has a relationship that would interfere with the exercise of independent judgment in carrying out his responsibilities as a director. The independence of each director is reviewed periodically to ensure that, at all times, at least a majority of our Board is independent.

Board Leadership

At such times as an independent director is serving as Chairman of the Board, the leadership of the Board is the responsibility of the Chairman. Mr. Potashner, who is an independent director, has served as Chairman of the Board since September 2007. In accordance with our Corporate Governance Guidelines, if a non-independent director, such as our Chief Executive Officer, is serving as Chairman of the Board, the leadership of the Board would be shared by the Chairman and a lead independent director who would be appointed by the independent directors from among themselves. We believe that this leadership structure provides the appropriate level of independent oversight necessary to ensure that the Board meets its fiduciary obligations to our stockholders, that the interests of management and our stockholders are properly aligned, and that we establish and follow sound business practices and strategies that are in the best interests of our stockholders.

Board’s Role in Risk Management

The Board provides oversight with respect to our management of risk, both as a whole and through its standing committees. The Board typically reviews and discusses with management at each of its regular quarterly meetings, information presented by management relating to our operational results and outlook, including information regarding risks related to our business and operations, as well as risks associated with the markets we serve. At least annually, the Board reviews and discusses an overall risk assessment conducted by management and the strategies and actions developed and implemented by management to monitor and mitigate such risks.

The committees of our Board provide certain additional risk oversight functions. The Audit Committee of our Board provides risk oversight, focusing in particular on financial and credit risk. The Audit Committee oversees the management of such risks, generally as part of its responsibilities related to the review of our financial results and our internal control over financial reporting, and specifically in connection with its consideration of particular actions being contemplated by us such as financing activities and repurchases of our common stock or convertible notes. The Compensation Committee has responsibility for overseeing the management of risk related to our compensation policies and practices. The Compensation Committee considers risks associated with our business in developing compensation policies and the components of our executive compensation program, and periodically reviews and discusses assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees.

Meetings

It is the policy of our Board to hold at least four regular meetings each year, typically in February, May, August and November. The regular meeting held in May of each year coincides with our annual meeting of stockholders. We have not adopted a formal policy regarding attendance by members of the Board of Directors at our annual meetings of stockholders, however, generally, all directors attend such meetings. Five of the six directors who were serving on our Board at the time of our 2010 annual meeting of stockholders attended such meeting.

Our Board held seven meetings (including telephonic meetings) during the fiscal year ended January 1, 2011. Each director attended more than seventy-five percent of the aggregate of the number of meetings of the Board (held during the period in which he served as a director) and the number of meetings held by all committees of the Board on which he served (held during the period in which he served on such committees).

Private Sessions

Our independent directors meet privately, without management present, at least four times during the year. These private sessions are generally held in conjunction with the regular quarterly Board meetings. Other private meetings are held as often as deemed necessary by the independent directors.

Committees of the Board

Our Board has three separate standing committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Each committee operates under a written charter adopted and reviewed annually by the Board. Copies of the charters of all standing committees are available on our Internet site at www.newport.com/corporategovernance. We will also provide electronic or paper copies of the standing committee charters free of charge, upon request made to our Corporate Secretary. The Board may establish other committees from time to time as deemed appropriate by the Board based on the needs of the Board and the company.

Audit Committee

The Audit Committee is comprised of three directors. The current members are Messrs. Guyett (Chairman), Khaykin and Simone. Dr. Patel served as a member of the Audit Committee from January 2010 until November 2010. None of the members serving on the Audit Committee currently or during 2010 are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 thereunder. The Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission. The Audit Committee held seven meetings (including telephonic meetings) during the fiscal year ended January 1, 2011.

The Audit Committee has the sole authority to appoint and, when deemed appropriate, replace our independent auditors, and has a policy of pre-approving all audit and permissible non-audit services provided by our independent auditors and the fees associated therewith. The Audit Committee has, among other things, the responsibility to:

•	evaluate the qualifications and independence of our independent auditors;

•	review and approve the scope and results of the annual audit;

•	evaluate independently and with our independent auditors our financial and internal audit staff and the adequacy and effectiveness of our systems and internal control over financial reporting;

•	review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our quarterly reports on Form 10-Q and annual reports on Form 10-K;

•	review the content and clarity of our press releases and related Securities and Exchange Commission reports regarding our operating results and other financial matters;

•	review significant changes in our accounting policies;

•	review and approve transactions with related persons for which approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules;

•

establish procedures for receiving, retaining and investigating reports of illegal acts involving us or complaints or concerns regarding questionable accounting or auditing matters, and supervise the investigation of any such reports, complaints or concerns;

•	establish procedures for the confidential, anonymous submission by our employees of concerns or complaints regarding questionable accounting or auditing matters;

•	review and discuss assessments conducted by management with respect to our major financial and credit risk exposures, and actions being taken to monitor and control such exposures;

•	provide sufficient opportunity for the independent auditors to meet with the committee without management present;

•	adopt and continually review and assess our investment policy;

•	oversee the management of our investment portfolio and evaluate the performance of our portfolio managers; and

•	review and approve or make recommendations to the Board with respect to certain significant spending proposals.

Compensation Committee

The Compensation Committee is comprised of four directors. The current members are Messrs. O’Neill (Chairman), Guyett and Potashner and Dr. Patel. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. The Compensation Committee held three meetings (including telephonic meetings) during the fiscal year ended January 1, 2011. The Compensation Committee has, among other things, the responsibility to:

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review the competitiveness of and develop and implement our executive compensation programs, evaluate and take into consideration the results of stockholder advisory votes on executive compensation, and approve all cash and equity compensation for our Chief Executive Officer and other executive officers;

•	review and discuss assessments conducted by management with respect to risk that may arise from our compensation policies and practices for all employees;

•	oversee the development of and administer our long-term incentive plans, including equity-based incentive plans;

•	develop guidelines for and approve awards to key personnel under our equity-based incentive plans; and

•	evaluate the form and amount of director compensation and make recommendations to the Board related thereto.

Additional information regarding the Compensation Committee’s consideration and determination of executive officer and director compensation is included under the heading “Compensation Discussion and Analysis” beginning on page 13 of this proxy statement.

Corporate Governance and Nominating Committee

The Corporate Governance and Nominating Committee is comprised of four directors. The current members are Messrs. Potashner (Chairman), O’Neill and Simone and Dr. Patel. None of the members of the Corporate Governance and Nominating Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. The Corporate Governance and Nominating Committee held six meetings (including telephonic meetings) during the fiscal year ended January 1, 2011.

The Corporate Governance and Nominating Committee ensures that the Board is properly constituted to meet its fiduciary obligations to Newport and our stockholders and that we have and follow appropriate governance standards. To carry out this purpose, the Corporate Governance and Nominating Committee has, among other things, the responsibility to:

•	develop, continually assess and monitor compliance with our corporate governance guidelines;

•	evaluate the size and composition of our Board, the criteria for Board membership and the independence of Board members;

•	oversee the evaluation of the performance of our Board and its committees and our management;

•	assist our Board in establishing appropriate committees and recommend members for such committees;

•	identify, evaluate and recommend to our Board candidates for nomination and election as members of our Board; and

•

review and make recommendations to our Board regarding our responses to proposals and advisory votes received from stockholders, and engage in discussions with the proponents of approved stockholder proposals.

Identifying and Evaluating Director Candidates

The Corporate Governance and Nominating Committee identifies potential director candidates through a variety of sources, including recommendations made by current or former directors, members of our executive management, stockholders and business, academic and industry contacts. When appropriate, a search firm may be retained by the committee to identify director candidates. In March 2010, the Corporate Governance and Nominating Committee engaged Heidrick & Struggles, a firm specializing in the recruitment of directors and executives, to assist the committee in identifying and recruiting director candidates to fill at least one of the then-current vacancies on the Board. Such firm assisted the committee in recruiting Mr. Khaykin, who was appointed to the Board in September 2010.

There are no specific minimum qualifications that the Corporate Governance and Nominating Committee requires to be met by a director nominee recommended for a position on the Board, nor are there any specific qualities or skills that are necessary for one or more members of our Board to possess, other than as are necessary to meet the requirements of the rules and regulations applicable to us. The Corporate Governance and Nominating Committee reviews and assesses at least annually the size and composition of our Board and the criteria for Board membership, including business background, experience, judgment, independence, character, age, diversity, and other relevant matters. Candidates for director are evaluated based on such established criteria and certain provisions of our bylaws.

In assessing the composition of the Board, the Corporate Governance and Nominating Committee considers the Board’s current and anticipated needs, and makes every effort to maintain appropriate balance and diversity of business background, skills and expertise based on the nature and requirements of our business and the variety of markets that we serve. In evaluating a potential director candidate, the Corporate Governance and Nominating Committee considers all relevant information regarding the candidate, including the membership criteria stated above, and whether the candidate would meet the Committee’s objectives for the overall composition of the Board, as well as the candidate’s ability and willingness to devote adequate time to Board responsibilities. When appropriate, the Corporate Governance and Nominating Committee will recommend qualified candidates for nomination by the full Board. Any stockholder may recommend candidates for evaluation by the Corporate Governance and Nominating Committee by submitting a written recommendation to our Corporate Secretary containing the information regarding such candidates required for stockholder nominations described under the heading “Stockholder Nominations” below. The Corporate Governance and Nominating Committee will consider any such recommended candidates in the same manner as all other proposed candidates in accordance with these standards.

Stockholder Nominations

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering a written notice to our Corporate Secretary at least ninety days prior to the date corresponding to the record date of our previous year’s annual meeting in the event of election at an annual meeting, and at least seventy-five days prior to the initiation of solicitation to our stockholders for election in the event of election other than at an annual meeting. Such notice shall set forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares (if any) of our capital stock which are beneficially owned by such nominee, and (4) such other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If the Corporate Governance and Nominating Committee or the Board determines that any nomination made by a stockholder was not made in accordance with the foregoing procedures, the rules and regulations of the Securities and Exchange Commission or other applicable laws or regulations, such nomination will be void. Our bylaws also contain certain restrictions on the eligibility of a person to be elected or to serve as a director who is an employee, officer, director or agent of, or is otherwise affiliated with, a business entity that competes with us, as more specifically described in our bylaws. Such restrictions will also be taken into account in determining whether any nomination made by a stockholder is proper.

Communications with our Board

Any stockholder may communicate with our Board, any Board committee or any individual director. All communications should be made in writing, addressed to the Board, the Board committee or the individual director, as the case may be, in care of our Corporate Secretary, mailed or delivered to our corporate offices at 1791 Deere Avenue, Irvine, California 92606. Our Corporate Secretary will forward or otherwise relay all such communications to the intended recipient(s).

Corporate Responsibility

Code of Ethics

Our Board has adopted a written code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller and persons performing similar functions. Such code of ethics consists of standards that, among other things, are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships; full, fair, accurate, timely and understandable disclosure in reports and documents that we file with, or furnish to, the Securities and Exchange Commission and/or make in other public communications; compliance with applicable governmental laws, rules and regulations; the prompt internal reporting of violations of the code to our Legal Department and/or our Audit Committee; and accountability for adherence to the code. A copy of our code of ethics is available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of the code of ethics, free of charge, upon request made to our Corporate Secretary. If any substantive amendments are made to the written code of ethics, or if any waiver (including any implicit waiver) is granted from any provision of the code to our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of such amendment or waiver on our Internet site at www.newport.com/corporategovernance or in a current report on Form 8-K.

Procedures for Submitting Complaints Regarding Accounting and Auditing Matters

We are committed to compliance with all applicable securities laws and regulations, accounting standards and accounting controls. The Audit Committee of our Board has established written procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by our employees of concerns or complaints regarding such matters. Our Audit Committee oversees the handling of such concerns or complaints. The procedures for non-employees to submit concerns or complaints regarding accounting, internal accounting controls and auditing matters are available on our Internet site at www.newport.com/corporategovernance. We will also provide an electronic or paper copy of these procedures free of charge, upon request made to our Corporate Secretary.

EXECUTIVE OFFICERS

We currently have five executive officers who serve at the pleasure of our Board and are elected on an annual basis:

Name	Age	Title

Robert J. Phillippy	50	President and Chief Executive Officer

Charles F. Cargile	46	Senior Vice President and Chief Financial Officer

Jeffrey B. Coyne	44	Senior Vice President, General Counsel and Corporate Secretary

Gary J. Spiegel	60	Vice President, Sales, Marketing and Business Development

David J. Allen	56	Vice President and General Manager, Lasers Division

Mr. Phillippy’s biography is presented on page 6. The biographies of our other executive officers are set forth below.

Charles F. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. In July 2004, he was appointed Senior Vice President. He also served as Treasurer from February 2005 until April 2010. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation (now a division of Johnson Controls, Inc.), a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

Jeffrey B. Coyne joined us in June 2001 as Vice President, General Counsel and Corporate Secretary. In July 2004, he was appointed Senior Vice President, with responsibility for human resources in addition to legal affairs. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro (now Pillsbury Winthrop Shaw Pittman LLP), an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

Gary J. Spiegel joined us in 1991 through our acquisition of Micro-Controle, SA and its subsidiary, Klinger Scientific. He was appointed to the position of Vice President with responsibility for domestic sales in June 1992. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. Since that time, he has held various leadership roles with responsibility for worldwide sales, service and marketing, and most recently was appointed as Vice President, Sales, Marketing and Business Development in January 2010. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific.

David J. Allen joined us in March 2007 as Vice President and General Manager of our Lasers Division. Prior to joining us, from October 1999 to July 2006, Mr. Allen was employed by Agilent Technologies, Inc., a global provider of measurement and analytical instrumentation, and Avago Technologies, Inc., a company which was formed in December 2005 by the spin off of Agilent’s semiconductor products division. During such time, he held a number of management positions, most recently serving as Vice President and General Manager, Fiber Optics Products Division from April 2004 to July 2006, as Vice President and General Manager, Networking Solutions Business Unit from November 2003 to December 2005, and as Vice President and General Manager, Personal Systems Business Unit from November 2001 to October 2003. Prior to his positions with Agilent and Avago, Mr. Allen held various management positions at Hewlett-Packard Company from December 1984 to October 1999. Prior to joining Hewlett-Packard Company, Mr. Allen held various sales positions at General Electric Company.

Family Relationships

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Executive Compensation Program and Objectives

Our executive compensation program is intended to fulfill three primary objectives: first, to attract and retain the high-caliber executives required for the success of our business; second, to reward these executives for strong financial and operating performance; and third, to align their interests with those of our stockholders to incentivize them to create long-term stockholder value.

To fulfill these objectives, the Compensation Committee of our Board (the “Committee”) has adopted the following policies:

•

paying compensation that is competitive with other technology companies in our markets and in our geographic locations that have revenue levels, headcount and market capitalization that are comparable with ours;

•	tying a significant portion of our executives’ total compensation to performance, by:

-	providing annual cash incentives that are tied to the achievement of challenging annual financial and/or non-financial performance objectives; and

-	providing long-term incentives, in the form of equity-based awards, a significant portion of which are tied to the achievement of challenging financial performance objectives, and the values of which are tied to our stock price; and

•	providing a significant long-term incentive to executives to encourage them to remain with Newport for long and productive careers and to build long-term stockholder value.

Implementation of Our Compensation Objectives and the Role of Our Compensation Committee

Our executive compensation program is overseen and administered by the Committee, which is comprised entirely of independent directors as determined in accordance with applicable Nasdaq, Securities and Exchange Commission and Internal Revenue Service rules. The Committee operates under a written charter adopted and reviewed annually by our Board. A copy of this charter is available on our Internet site at www.newport.com/corporategovernance. We will also provide electronic or paper copies of this charter, free of charge, upon request made to our Corporate Secretary.

The Committee is guided by the above policies in determining the appropriate allocation among the various elements of our executive compensation program, as well as in the structuring and administration of those elements. In determining the particular elements of compensation that will be used to implement these compensation policies and the allocation of compensation among these elements, the Committee takes into consideration a number of factors related to our performance, such as our revenue and profit performance and goals and other financial goals, as well as competitive practices among our peer companies. The Committee also evaluates risk factors associated with our businesses in determining our compensation policies and the components of our executive compensation program. The Chairman of the Audit Committee also serves as a member of the Committee. This provides the Committee with insight regarding our business risks and gives the Committee additional information to consider the impact of those risks on our compensation structure and pay practices.

The Committee typically determines each executive’s target total annual cash compensation (salary and cash incentive) and target total direct compensation (salary, cash incentive and long-term equity incentive) after reviewing similar compensation information from a group of peer companies in the high technology industry with whom we compete for executive talent. This review usually occurs in February of each year, and base salary adjustments (if any) typically are effective as of April 1 of each year. Due to poor macro-economic conditions in several of our end markets and the resulting uncertainty in our financial outlook beginning in mid-2008 and continuing into 2010, the Committee did not conduct a detailed review of executive compensation for 2009 or 2010. The Committee had last conducted a detailed review of executive compensation in February 2008 and, at that time, had increased the base salaries of our named executive officers effective in April 2008. The base salaries for all named executive officers were temporarily reduced by 10% in February 2009 and were reinstated in April 2010.

In November 2010, the Committee engaged compensation consultants to conduct a market survey of executive compensation levels, which was reviewed by the Committee in February 2011. In connection with such review, the Committee considered the following 27 high technology companies of similar size and scope as Newport, as measured by ranges of annual revenue, headcount and market capitalization:

Atheros Communications, Inc.	F5 Networks, Inc.	OmniVision Technologies, Inc.
Brooks Automation, Inc.	FEI Company	Photronics, Inc.
Cabot Microelectronics Corp.	Intersil Corp.	QLogic Corp.
Ceradyne, Inc.	ION Geophysical Corp.	Red Hat, Inc.
Coherent, Inc.	Kulicke and Soffa Industries, Inc.	Silicon Laboratories, Inc.
Cymer, Inc.	Microsemi Corp.	Standard Microsystems Corp.
Dionex Corporation	MKS Instruments, Inc.	Varian Semiconductor Equipment Associates, Inc.
Electro Scientific Industries, Inc.	National Instruments Corp.	Veeco Instruments, Inc.
Emulex Corp.	Oclaro, Inc.	Verigy Ltd.

Data on the compensation practices of these peer companies is generally gathered by the Committee’s compensation consultants through searches of publicly available information, as well as the Radford Global Technology Survey. Peer group data is gathered with respect to base salary, target annual incentive and target annual equity awards (including stock options, stock appreciation rights and restricted stock). It does not include pension or deferred compensation benefits or generally available benefits, such as 401(k) plan matching contributions or health care coverage.

The Committee’s general practice is to target base salaries, total cash compensation and equity compensation at the 50th percentile of these peer companies, and to tie a significant portion of total compensation to the achievement of performance objectives, which the Committee believes helps to align the interests of executives with those of our stockholders. The Committee has the discretion to deviate from the peer company data to take into account factors such as an executive’s performance, the scope of the executive’s position and responsibilities and internal equity of compensation among our executive officers.

Role of Compensation Consultants in the Compensation Determination Process

The Committee has the authority to engage its own compensation consultants and other independent advisors to assist in creating and administering our executive compensation policies and programs. As noted above, the Committee did not engage compensation consultants for the review of executive compensation for 2010. In November 2010, the Committee selected Radford Compensation Consulting, a consulting unit of Aon Inc. (“Radford”), to perform a review and analysis of (i) executive cash and equity compensation, (ii) broad-based equity compensation, and (iii) non-employee director cash and equity compensation. Radford was requested by the Committee to present assessments of our compensation levels relative to our peer companies and to provide recommendations regarding the compensation levels and the structure of our compensation plans. The Committee reviewed Radford’s recommendations in February 2011 and used them to assist the Committee in establishing compensation levels and plans for 2011.

Separate units of Aon Inc. performed advisory and brokerage services for us in 2010 relating to certain lines of insurance. The fees for such other services did not exceed $120,000 during our fiscal year ended January 1, 2011.

Role of Management in the Compensation Determination Process

The Committee periodically meets with our Chief Executive Officer and/or other executive officers to obtain recommendations with respect to compensation programs for executives and other employees. Our Chief Executive Officer makes recommendations to the Committee on the base salaries, incentive targets and measures and equity compensation for our executives and other key employees, generally in accordance with the recommendations of the Committee’s compensation consultants but occasionally proposing adjustments for reasons of individual performance, internal equity and retention risk. The Committee considers, but is not bound to and does not always accept, management’s recommendations with respect to executive compensation. The Committee has made modifications to several of management’s proposals in recent years. Our Chief Executive Officer and other executives attend most of the Committee’s meetings, but the Committee also holds private sessions not attended by any members of management or non-independent directors. The Committee discusses our Chief Executive Officer’s compensation package with him, but makes decisions with respect to his compensation without him present. The Committee has delegated to management the authority to make salary adjustments and annual incentive decisions and to grant long-term incentive awards to employees other than executive officers and certain other senior management under guidelines set by the Committee. The Committee has not delegated any of its authority with respect to the compensation of executive officers and certain other senior management.

Elements of Executive Compensation Program

There are five major elements that comprise our executive compensation program: (i) base salary; (ii) cash incentives; (iii) long-term equity incentives; (iv) retirement benefits provided under our 401(k) plan; and (v) executive perquisites and benefits and generally available benefit programs. The Committee has selected these elements because it believes that each helps to fulfill one or more of the principal objectives of our executive compensation policy. The Committee believes that these elements of compensation, when combined, are effective in achieving the objectives of our executive compensation program. The Committee will continue to review all elements of our executive compensation program on at least an annual basis to ensure that our benefit levels remain competitive and that each element continues to be effective in achieving our objectives.

Base Salary

The Committee determines the base salary levels for our executives based on factors including the competitive market, the scope of their responsibilities, their performance and contributions to our success, time on the job and internal equity of compensation among our executives. The Committee reviews the base salaries for our executives on at least an annual basis and makes adjustments thereto as it deems appropriate in its sole discretion. While the Committee’s general policy is for executive compensation to be more heavily weighted towards performance-based compensation, it has continued to make base salaries a significant part of the total executive compensation package as it believes that this is necessary in order to remain competitive in attracting and retaining executive talent.

As noted above, prior to the Committee’s most recent review of base salaries in February 2011, the Committee had not conducted a detailed review of or increased base salaries since February 2008, due to poor business conditions and the uncertainty in our financial outlook during 2008, 2009 and the beginning of 2010. The base salaries for all named executive officers had been temporarily reduced by 10% in February 2009, and the pre-reduction salaries were reinstated effective at the beginning of April 2010, but the Committee made no further increases for 2010 at that time. The base salaries of the named executive officers in effect during 2010, at the reinstated levels, ranged from 13.8% below to 8.1% above the 50th percentile of market, based on the peer group data provided by the Committee’s compensation consultants in February 2008. In February 2011, the Committee reviewed peer group data and recommendations provided by its compensation consultants and made modest increases to the base salaries of the named executive officers.

Cash Incentives

Each of our executives participates in cash incentive plans developed by the Committee. These cash incentive plans focus on linking a significant portion of each executive’s total compensation to the achievement of challenging performance targets. Under extraordinary circumstances, the Committee may award discretionary bonuses in cases where such performance targets are not met. The Committee did not award any such discretionary bonuses for 2010.

For 2010, the Committee established an annual cash incentive plan under which 100% of the incentive payouts were tied to the achievement of annual financial performance goals for 2010. Each executive was assigned a combination of financial performance measures.

Target Incentives.  The target incentive for each executive is determined by the Committee based on the position and responsibility of the executive, the compensation targets discussed above and the peer group data provided by the Committee’s compensation consultants. The Committee’s general practice is to set target incentive levels at approximately the 50th percentile of the peer group, but the Committee also takes into account factors such as the scope of the executives’ responsibilities, their performance and contributions to our success, time on the job and internal equity in determining such target levels. For 2010, the target incentives for the named executive officers were as follows:

Name	Target Incentive (as % of Base Salary)	Target Incentive ($)

Robert J. Phillippy	100%	$450,000

Charles F. Cargile	75%	247,500

Jeffrey B. Coyne	50%	140,000

Gary J. Spiegel	50%	137,500

David J. Allen	50%	140,000

Such target incentive levels for each named executive officer, which have not been changed since 2007, ranged from 10% below to 15% above the 50th percentile of market, based on the peer group data provided by the Committee’s compensation consultants in February 2008.

Payout Structure.  Under our cash incentive plans, the Committee generally establishes minimum, target and maximum achievement levels for each financial measure. The Committee believes that this structure is appropriate because it provides a partial reward for performance that is near, but slightly below, the target level, while incentivizing the executive to exceed the target level.

Prior to 2009, the target level, rather than the minimum level, for each financial measure under our cash incentive plan was generally set at approximately the level set forth in our annual operating plan, and the minimum level corresponded to a payout level of 50%. The Committee modified the payout structure for the two half-year incentive plans for 2009 and the annual incentive plan for 2010, as the Committee believed that, in light of our business outlook for those years, it was appropriate to reward the executives only in the event of overachievement of our financial plan and not to reward executives for simply meeting our financial plan in whole or in part. Accordingly, for 2010 the Committee set the minimum level for each measure at or slightly above the level set forth in our 2010 annual operating plan. Such level corresponded to a payout level of 0%, and the target and maximum achievement levels corresponded to payout levels of 100% and 200%, respectively. Payouts are prorated on a straight-line basis for achievement between the minimum and target levels or the target and maximum levels. If we did not exceed the minimum performance level for a measure, no payout would be made for that measure. Further, the payout of all financial measures was conditioned upon the achievement of at least the minimum level for the executive’s primary profitability goal (consolidated operating income for Messrs. Cargile, Coyne, Phillippy and Spiegel, and Lasers Division operating income for Mr. Allen), as the Committee believes that no incentives should be paid to the executive unless that minimum profitability level is achieved.

Financial Measures.  The financial performance measures for each executive are selected by the Committee each year based on our corporate goals for that year and the Board’s priorities. The measures selected, and their relative weighting, vary among the executives based upon such executive’s area of responsibility and potential impact on our operating and financial performance, to provide optimal correlation between performance and reward. Management provides recommendations to the Committee with respect to financial performance measures for each executive and the relative weighting of such measures. The Committee considers, but is not bound to accept such recommendations, and has made changes to the measures and relative weighting in recent years.

As noted above, 100% of the target incentives are tied to financial goals. For 2010, the financial measures and relative weightings thereof for each named executive officer were as follows:

Name	Consolidated					Lasers Division
	Earnings Per Share	Operating Income	Net Sales	Free Cash Flow	Return on Capital	Operating Income	Net Sales	Cash Flow	Return on Selected Assets

Robert J. Phillippy	35%	20%	15%	15%	15%	–	–	–	–
Charles F. Cargile	35%	20%	15%	15%	15%	–	–	–	–
Jeffrey B. Coyne	35%	20%	15%	15%	15%	–	–	–	–
Gary J. Spiegel	–	20%	50%	15%	15%	–	–	–	–
David J. Allen	–	10%	–	–	–	40%	25%	15%	10%

The minimum, target and maximum levels established for each financial measure applicable to the named executive officers, and the actual results with respect to each such measure, for 2010 were as follows:

2010 Financial Goals and Results
Financial Measure	Financial Goals(1)			Actual Results
	Minimum	Target	Maximum
Earnings Per Share	$0.30	$0.44	$0.78	$1.09
Consolidated Operating Income	$21,298	$28,000	$44,000	$52,722
Consolidated Net Sales	$390,217	$400,000	$440,000	$479,787
Consolidated Free Cash Flow	$32,319	$40,000	$55,000	$61,689
Consolidated Return on Capital	3.98%	5.70%	8.90%	9.48%
Lasers Division Operating Income	$9,896	$12,300	$16,300	$14,275
Lasers Division Net Sales	$149,629	$153,300	$166,500	$182,121
Lasers Division Cash Flow(2)	$15,327	$17,644	$21,644	$22,958
Lasers Division Return on Selected Assets(3)	25.68%	31.85%	42.20%	39.34%

(1)	All figures are in thousands except percentages and per share data.

(2)	Lasers Division Cash Flow is calculated as the division’s operating income plus depreciation, stock compensation expense and changes in inventory, and less capital expenditures during 2010.

(3)	Lasers Division Return on Selected Assets is calculated as the division’s operating income divided by the division’s inventory and property and equipment, net, at the end of 2010.

When our 2010 annual operating plan was established at the end of 2009, although the macro-economic conditions in our end markets had begun to improve, the timing and extent of recovery in our markets and our financial outlook were still uncertain, and the annual operating plan levels represented our best estimate at that time of our sales and profitability performance for 2010. As noted above, the minimum levels for 2010 were set at or slightly above the levels set forth in our 2010 annual operating plan. The Committee believed that these minimum levels were challenging but achievable with significant effort, the target levels were set at levels that represented very challenging performance goals, and the maximum levels were set at levels that represented both very challenging performance goals and outstanding achievement.

2010 Results. Following the approval of our 2010 annual operating plan, business conditions in our primary end markets, particularly the semiconductor equipment industry, improved significantly more than we had anticipated, and this improvement continued throughout 2010. We executed effectively on these opportunities and, as a result, we were able to increase our sales and profitability levels much more than we had expected. Our consolidated net sales of $479.8 million were an all-time record for Newport, and our consolidated operating income as a percentage of sales was the highest level we have recorded in over a decade. As a result of this very strong financial performance, we exceeded the target level for all financial measures applicable to the named executive officers for 2010, and in most cases, we also exceeded the maximum performance level. Accordingly, for 2010, Messrs. Phillippy, Cargile, Coyne and Spiegel received payouts under the cash incentive plan equal to 200% of their target incentives, and Mr. Allen received a payout equal to 177% of his target incentive.

Revised Plan Structure for 2011. For the 2011 annual cash incentive plan, as a result of the significant improvement in our business conditions during 2010 and our outlook for 2011, the Committee has reestablished the overall payout structure that had been utilized prior to 2009. Accordingly, the target level for each financial measure has been set at approximately the level set forth in our annual operating plan, and the minimum, target and maximum levels will correspond to payout levels of 50%, 100% and 200%, respectively. The payout of all financial measures under the 2011 annual incentive plan will continue to be conditioned upon the achievement of at least the minimum level for the executive’s primary profitability goal (consolidated operating income for Messrs. Cargile, Coyne, Phillippy and Spiegel, and Lasers Division operating income for Mr. Allen). In addition, the Committee has selected a combination of sales, profitability and cash flow measures as the performance measures under the 2011 annual incentive plan. Other than the foregoing changes, the structure of the 2011 annual incentive plan will be substantially the same as the 2010 plan.

Long-Term Equity Incentives

We provide long-term incentive compensation to our executives through equity-based awards, such as stock options, stock-settled stock appreciation rights, restricted stock and/or restricted stock units, which generally vest over multiple years. The Committee believes that a substantial portion of equity compensation should be conditioned upon the achievement of performance goals that the Committee believes to be important drivers of stockholder value. The Committee believes that this policy helps to further align the interests of executives with those of our stockholders, and provides executives with an additional incentive to drive superior financial performance. In addition, due to the long-term nature of this equity compensation, the Committee believes that this program provides executives with an incentive to remain employed by us and to drive sustained, long-term financial performance.

In March 2006, our Board adopted the 2006 Performance-Based Stock Incentive Plan (“2006 Plan”) subject to stockholder approval, which was received in May 2006. The 2006 Plan allows us to grant a variety of equity award types, including stock options, stock-settled stock appreciation rights, restricted stock and restricted stock units, and provides that the vesting of substantially all awards to executives and other employees will be conditioned on the achievement of performance goals established by the Committee.

The Committee considers the appropriate award size and the appropriate equity-based vehicles or combination of vehicles when making award decisions. The target long-term equity incentive value for each executive is determined by the Committee based on the position and responsibility of the executive and the data provided by the Committee’s compensation consultants related to our peer companies. The Committee’s general practice is to set target long-term equity incentive levels at approximately the 50th percentile of our peer companies. However, the Committee also considers other factors, including the compensation expense associated with the awards, and individual factors such as the executive’s performance and scope of responsibility and relative levels of compensation among our executives, in making award decisions. The Committee does not view existing equity ownership as a primary factor, as it does not want to discourage executives from holding significant amounts of our stock. In selecting the equity vehicles to be used each year, the Committee seeks to achieve an appropriate balance between awards that provide higher incentive value, such as options or stock appreciation rights, and awards that provide higher retention value, such as restricted stock or restricted stock units. The Committee also takes into account the relative efficiencies of each type of equity vehicle in terms of the number of shares required to provide the targeted value opportunity to the executive, in order to minimize stockholder dilution.

2010 Equity Vehicles. In 2010, the Committee granted equity awards to each named executive officer under our 2006 Plan. Such awards are reflected in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2010” on page 26 of this proxy statement. One-half of the total number of shares awarded to each executive was provided as restricted stock units (representing approximately two-thirds of the total award value) and one-half was provided as stock-settled stock appreciation rights (representing approximately one-third of the total award value). The Committee selected this combination of equity vehicles after considering several factors including the retention value offered by restricted stock units, the incentive value offered by stock appreciation rights, the minimization of stockholder dilution and the number of restricted stock units available for award under the 2006 Plan.

2010 Award Sizes. In determining the sizes of the 2010 awards, the Committee took into consideration the peer group data and recommendations provided by its compensation consultants in 2008, as well as the sizes of the 2009 awards, which had been reduced significantly in order to reduce the compensation expense associated with those awards in light of business conditions and our financial outlook for 2009. Due to the continued uncertainty in our financial outlook at the beginning of 2010, the Committee determined that it would not be appropriate to increase the level of compensation expense associated with equity awards beyond the 2009 level. As such, the grant date values of the awards granted to the named executive officers in 2010 were approximately the same as the grant date values of the 2009 awards and were approximately 50% lower than the grant date values of the 2008 awards.

2010 Vesting Structure. For the 2010 awards, the Committee established a vesting structure that included both performance-based and time-based components. The vesting of all awards was conditioned upon the achievement of a financial performance threshold of $18.0 million of consolidated operating income for 2010 and, if such financial performance threshold was achieved, the awards would vest in equal annual installments on the first three anniversaries of the grant date. At the time of grant of the 2010 awards, although the macro-economic conditions in our end markets had begun to improve, the timing and extent of recovery in our markets was still uncertain. As such, the performance threshold for the 2010 awards was set at a level that was slightly below the 2010 annual operating plan level, but that represented a significant improvement in profitability compared with 2009. The Committee believed that this performance threshold was achievable, and that the overall vesting structure for the 2010 awards was appropriate, as it provided an incentive for our executives to drive company profitability, as well as long-term retention value.

As noted above, following the approval of the performance threshold for the 2010 awards, business conditions in our primary end markets, particularly the semiconductor equipment industry, improved significantly more than we had anticipated, and this improvement continued throughout 2010. We executed effectively on these opportunities and, as a result, we were able to increase our sales and profitability levels much more than we had expected. For 2010, we recorded consolidated operating income of $52.7 million, significantly exceeding the performance threshold established under the 2010 awards. As such, the awards will continue to vest in equal annual installments on the first three anniversaries of the grant date.

2011 Review. In February 2011, the Committee reviewed an assessment conducted by its compensation consultants of the equity compensation of our named executive officers relative to our peer companies. Based upon such peer group data, the grant date values of the awards made to the named executive officers in 2010 were an average of 49% below the 50th percentile of market. Further, a majority of our peer companies grant full value shares (restricted stock or restricted stock units) subject only to time-based vesting conditions rather than performance-based vesting conditions. In addition, the peer group data indicate that appreciation awards such as stock appreciation rights and stock options, which are performance-based by their nature as their values are derived solely from increases in a company’s stock price, are rarely subject to additional performance conditions.

While we typically grant equity awards in approximately March of each year, the Committee expects to grant annual equity awards in approximately May 2011, following and subject to the approval by our stockholders of our 2011 Stock Incentive Plan, which is described in Proposal Three contained in this proxy statement beginning on page 43. Although the Committee does not expect to significantly increase the grant date values of the 2011 awards compared with the 2010 awards due to limitations on the amount of compensation expense allocated to equity compensation in our 2011 annual operating plan, the Committee will consider the most recent peer group data in determining the sizes of equity awards in the future. Taking into consideration the peer group data and the recommendations of the Committee’s compensation consultants, the Committee anticipates that the awards to be granted to the named executive officers in 2011 will consist of a combination of (i) restricted stock units, having a vesting structure that includes both performance-based and time-based vesting conditions similar to the 2010 awards, and (ii) stock-settled stock appreciation rights, having only time-based vesting conditions.

Executive Perquisites and Benefits

We provide our executives with other benefits that we believe are reasonable, competitive and consistent with our overall executive compensation program. The costs of these benefits are reflected in the “All Other Compensation” column in the Summary Compensation Table on page 24 of this proxy statement, and consist of term life insurance for the benefit of the executives, supplemental long-term disability insurance, auto allowances and annual physical examinations that are more extensive than that provided under our standard plans. The costs of these benefits constitute only a small percentage of each executive’s total compensation.

Generally Available Benefit Programs

Each executive is eligible to receive benefits pursuant to programs that provide for broad-based employee participation. These benefits programs include our 401(k) plan, employee stock purchase plan, deferred compensation plan, medical, dental and vision insurance, long-term and short-term disability insurance, life and accidental death and dismemberment insurance, health and dependent care flexible spending accounts, business travel accident insurance, wellness programs, educational assistance, employee assistance and certain other benefits.

Section 401(k) Plan

We maintain a tax-qualified retirement plan that provides eligible employees with an opportunity to save for retirement on a tax advantaged basis. Each of our executives is eligible to participate in this plan. Participants are able to defer up to 50% of their eligible compensation, subject to applicable annual limits under the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Pre-tax contributions are allocated to each participant’s individual account and are then invested in selected investment alternatives according to the participant’s directions. Employee elective deferrals are 100% vested at all times. The 401(k) plan allows for matching contributions to be made by us starting immediately upon participation in the 401(k) plan. We match employee elective deferrals up to a maximum of 6% of eligible compensation, subject to applicable annual Internal Revenue Code limits. These matching contributions are immediately vested. The 401(k) plan is intended to qualify under Sections 401(a) and 501(a) of the Internal Revenue Code. As a tax-qualified retirement plan, contributions to the 401(k) plan and earnings on those contributions are not taxable to the employees until distributed from the 401(k) plan, and all contributions are deductible by us when made.

Employee Stock Purchase Plan

We maintain an employee stock purchase plan, which is intended to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code. Each of our U.S. employees who customarily works more than 20 hours per week and more than five months in any calendar year is eligible to participate in this plan. To participate in the plan, an employee must designate, prior to the commencement of a quarterly offering period, the amount of payroll deductions to be made from his or her paycheck for the purchase of shares of our common stock under the plan, which amount may not exceed 15% of his or her compensation. On each purchase date, shares of our stock are purchased automatically for each participant with the amounts held from his or her payroll deductions at a price equal to 95% of the fair market value of the shares on the purchase date. An employee may not participate in an offering period if, immediately after the purchase of shares, the employee would own shares or hold options to purchase shares of stock possessing 5% or more of the total combined voting power or value of all classes of our stock.

Deferred Compensation Plan

We have established a Deferred Compensation Plan which is designed to allow certain individuals, including members of our Board of Directors and a select group of management and/or highly compensated employees, to defer a portion of their current income on a pre-tax basis and receive a tax-deferred return on such deferrals. Our Deferred Compensation Plan is offered to these employees and directors to allow them to defer more compensation than they would otherwise be permitted to defer under a tax-qualified retirement plan, such as our 401(k) plan. Each of our executives is eligible to participate in our Deferred Compensation Plan.

Under the plan, a participant may defer up to 100% of his or her annual base salary, annual incentive bonus and/or restricted stock or restricted stock unit awards, subject to a minimum deferral amount of $2,000 in each plan year. In addition to a participant’s deferrals, amounts are credited or debited to a participant’s account based on the performance of one or more measurement funds selected by the participant. The measurement funds available under the plan are selected and announced by the plan committee based on certain mutual funds and crediting rates. The plan committee may, in its sole discretion upon written notice to participants, discontinue, substitute or add a measurement fund under the plan. Any restricted stock or restricted stock units deferred under the plan are at all times allocated to a company stock fund which consists solely of our common stock, with any dividends paid thereon being reinvested in additional shares of our common stock. Amounts credited or debited to a participant’s account are based solely on the market performance of the measurement funds selected by the participant, and we do not pay any “above-market” interest or return on the deferrals made by any participant. As such, these amounts are not shown in the Summary Compensation Table below.

Three of our named executive officers have elected to defer amounts under the Deferred Compensation Plan, and have accumulated the deferred compensation amounts shown in the table entitled “Nonqualified Deferred Compensation in Fiscal Year 2010” on page 30 of this proxy statement. The amounts deferred are unsecured obligations of the company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

Stock Ownership Guidelines

Our Board of Directors has established stock ownership guidelines for executives that are designed to increase the executive’s equity stake in Newport and more closely align his or her interests with those of our stockholders. The current guidelines provide that each executive should own, at a minimum, a specified number of shares of our common stock depending upon the position held. In accordance with these guidelines, our Chief Executive Officer should own a minimum of 65,000 shares, our Senior Vice President and Chief Financial Officer should own a minimum of 35,000 shares, and our other executive officers should own between 15,000 and 25,000 shares depending upon the position held. Newly appointed or promoted executives should achieve the applicable minimum stock ownership guideline within two years of such appointment or promotion.

The guidelines also provide that our executives shall not sell shares of our stock if the executive is not in compliance, or if such sale would cause the executive to become out of compliance, with the minimum stock ownership guidelines, except under certain circumstances, including cases of financial hardship, if approved by the Chairman of the Compensation Committee of our Board. These restrictions do not apply to the sale, or the surrender to us, of shares in connection with the exercise or settlement of a stock option, stock appreciation right or restricted stock unit, or the vesting of restricted stock, in payment of the exercise price and/or withholding taxes due in connection with such exercise, settlement or vesting, or to the transfer of shares as required by a domestic relations order.

In addition to the guidelines described above, the terms of certain stock options previously granted to certain executives provide that the executive must hold at least 50% of the shares received upon the exercise of a stock option (after any sale of shares in payment of the exercise price), for the longer of one year or until such time as the executive is in compliance with these stock ownership guidelines.

Under our insider trading policy, covered employees are prohibited from trading in any interest or position relating to the future price of our securities, such as a put, call or short sale.

Accounting and Tax Considerations

In designing our compensation programs, we take into consideration the accounting and tax effect that each element will or may have on Newport and the executive officers and other employees as a group. We aim to keep the expense related to our compensation programs to the minimum necessary to accomplish the objectives of such programs. When determining how to allocate between differing elements of compensation, the goal is to meet our objectives while maintaining cost neutrality. For instance, if we increase the benefits under one program resulting in higher compensation expense, we may seek to decrease costs under another program in order to avoid increasing our total compensation expense.

Under Section 162(m) of the Internal Revenue Code, we generally receive a federal income tax deduction for compensation paid to any of our named executive officers only if the compensation is less than $1 million during any fiscal year or is “performance-based” under Section 162(m). We have not paid, and do not currently expect to pay, any compensation that is not deductible for federal income tax purposes. However, non-deductible compensation may still be paid to executives in extraordinary circumstances, when necessary for competitive reasons or to attract or retain a key executive.

In order to preserve our ability to deduct the compensation income associated with equity awards granted to such persons, for the purposes of Section 162(m) of the Internal Revenue Code, the 2006 Plan provides that (i) in no event shall any plan participant be granted options or stock appreciation rights in any one calendar year pursuant to which the aggregate number of shares of common stock that may be acquired thereunder exceeds 300,000 shares, subject to adjustments in capital structure, and (ii) in no event shall any participant be granted restricted stock or restricted stock unit awards in any one calendar year pursuant to which the aggregate number of shares of common stock governed by such restricted stock or restricted stock unit awards exceeds 200,000 shares, subject to adjustments in capital structure. To the extent grants under the 2006 Plan are in excess of these limitations, such excess shall not be exempt from the deductibility limits of Section 162(m) of the Internal Revenue Code.

Employment Agreements and Arrangements

With the exception of the severance compensation agreements discussed below, which provide for payment of certain compensation and benefits in the event of termination of employment under certain circumstances, we do not have an agreement with any named executive officer with respect to the length of his employment or the level of cash compensation, equity compensation or other benefits payable to him. The base salary and any annual or long-term cash or equity incentive compensation of each executive officer are determined by the Compensation Committee, in its sole discretion, in accordance with its compensation philosophy, policies, objectives and guidelines discussed above.

Termination Following Change in Control

We have entered into a severance compensation agreement with each of our named executive officers providing for certain payments and benefits in the event that such officer’s employment is terminated within two years of a “change in control” of Newport (as defined in the agreement), unless such termination results from the officer’s death, disability or retirement, or the officer’s resignation for reasons other than “good reason” (as defined in the agreement), or constitutes a termination by us for “cause” (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer’s highest base salary during the twelve month period preceding termination (with the exception of Mr. Phillippy, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer’s incentive compensation bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals (with the exception of Mr. Phillippy, who will be entitled to receive two times such bonus payment); (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twenty-four months; (iv) automatic vesting and settlement of all unvested restricted stock and restricted stock units held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive’s election, our repurchase of all such shares received by the executive at the fair market price (calculated as set forth in the agreement); (v) automatic vesting and settlement of all unvested stock appreciation rights held by such officer, based on 100% satisfaction of any applicable performance goals and, at the executive’s election, our repurchase of all such shares received by the executive at the fair market price (calculated as set forth in the agreement); (vi) automatic vesting of all unvested stock options and, unless otherwise specified by such officer, payment of an amount equal to the difference between the exercise price and the fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by such officer; and (vii) certain other benefits, including payment of an amount sufficient to offset any excess “parachute payment” excise tax payable by such officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

Our agreements with each of Mr. Phillippy and Mr. Cargile provide that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to receive (i) a severance payment equal to twelve months of his highest base salary in effect during the twelve month period preceding termination, payable in a lump sum on his date of termination, (ii) a bonus payment in an amount equal to his incentive bonus payable under our annual incentive plan or other bonus plans then in effect, based on 100% satisfaction of all performance goals, payable in a lump sum on his date of termination, and (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for twelve months.

The estimated payments and benefits that each named executive officer would have received under the severance compensation agreements described above in the event that his employment had been terminated by us under certain circumstances as of January 1, 2011 are discussed under the heading “Payments Upon Certain Termination Events” beginning on page 31 of this proxy statement.

Non-Employee Director Compensation

The Committee has the authority and responsibility to review and evaluate periodically the cash and equity compensation paid to non-employee directors. Based on such review and evaluation, the Committee makes recommendations to our Board, and the Board approves all non-employee director compensation in its sole discretion.

The Committee has the authority to engage compensation consultants to assist the Committee in evaluating the amount and form of non-employee director compensation. In evaluating and making its recommendations regarding non-employee director compensation, the Committee reviews peer group and other market data obtained through surveys conducted by such consultants or through other external resources. While the Committee may direct management to engage compensation consultants on behalf of the Committee, the Committee does not delegate any authority to management to determine or make recommendations regarding such compensation. As noted above, in November 2010, the Committee engaged Radford to conduct an assessment of non-employee director compensation, which was reviewed by the Committee in February 2011. The Committee recommended to the Board, and the Board approved, certain changes to the compensation of non-employee directors based on such peer group data and the recommendations of the Committee’s compensation consultants, as described below.

Each of our non-employee directors receives an annual fee for service as a director. Such fee was $26,250 through March 2009. This fee was temporarily reduced by 10% commencing in April 2009 and was then reinstated in April 2010. Such annual fee was subsequently increased to $30,000 effective in March 2011.

In addition, each non-employee director is paid $2,500 for each in-person Board meeting attended, $1,500 for each telephonic Board meeting attended, $2,000 for each in-person committee meeting attended, and $1,000 for each telephonic committee meeting attended. Each committee chairperson receives an additional $1,000 for each in person or telephonic committee meeting attended. Our non-employee directors are also reimbursed for expenses incurred in connection with attending Board and committee meetings.

Mr. Potashner receives an additional annual fee for his service as Chairman of the Board. Such fee was $12,000 during 2010 and was increased to $20,000 effective in March 2011.

Each non-employee director receives annually restricted stock units having a grant date value of $120,000. Such restricted stock units vest in full on the first anniversary of the award date. Prior to 2011, upon initial appointment or election to our Board, each non-employee director received restricted stock units having a target grant date value of $250,000, which vest in 25% increments on each of the first four anniversaries of the grant date. Commencing in 2011, upon initial appointment or election to our Board, each non-employee director will receive an award of restricted stock units having a grant date value of $120,000, which will vest in 25% increments on each of the first four anniversaries of the grant date, and an annual award of restricted stock units having a grant date value of $120,000, pro rated for the remainder of the vesting period applicable to the then outstanding annual non-employee director awards, which will vest on the same vesting date as such annual non-employee director awards.

All cash compensation earned by each non-employee director, and the grant date fair values of all equity awards granted to each non-employee director, during the fiscal year ended January 1, 2011 are shown in the table entitled “Director Compensation in Fiscal Year 2010” on page 32 of this proxy statement.

SUMMARY COMPENSATION TABLE

The following table sets forth compensation earned during the fiscal years ended January 1, 2011, January 2, 2010, and January 3, 2009 by our principal executive officer, Robert J. Phillippy; our principal financial officer, Charles F. Cargile; and our three other most highly compensated executive officers who were serving as executive officers at January 1, 2011 and whose total compensation exceeded $100,000 for the fiscal year ended January 1, 2011; as well as the grant date fair values of share-based compensation awarded to such officers during such fiscal years. These officers are referred to in this proxy statement as the “named executive officers.”

Summary Compensation Table

Name and Principal Position	Year	Salary(1) ($)	Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compen-sation(4) ($)	All Other Compen- sation(5) ($)	Total ($)

Robert J. Phillippy	2010	$436,154	$323,597	$141,428	$900,000	$39,736	$1,840,915
President and Chief Executive Officer	2009	411,923	348,612	136,776	389,925	35,662	1,322,898
	2008	442,788	983,197	–	69,051	26,072	1,521,108

Charles F. Cargile	2010	321,115	161,798	70,714	495,000	32,837	1,081,464
Senior Vice President and	2009	302,077	174,306	68,388	214,459	32,768	791,998
Chief Financial Officer	2008	324,808	491,598	–	62,350	25,279	904,035

Jeffrey B. Coyne	2010	271,385	136,734	59,759	280,000	24,239	772,117
Senior Vice President,	2009	256,308	139,696	54,809	121,310	28,493	600,616
General Counsel and Corporate Secretary	2008	269,907	393,397	–	34,541	23,987	721,832

Gary J. Spiegel	2010	267,596	118,590	51,830	275,000	44,087	757,103
Vice President, Sales, Marketing	2009	251,731	114,992	45,116	74,731	39,640	526,210
and Business Development	2008	272,114	344,148	–	36,395	27,124	679,781

David J. Allen	2010	272,462	118,590	51,830	247,520	8,027	698,429
Vice President and General Manager,	2009	252,431	114,992	45,116	67,795	6,748	487,082
Lasers Division	2008	277,115	324,390	–	43,703	1,393	646,601

(1)

In February 2009, due to business conditions and our financial outlook for 2009, the base salaries of all of the named executive officers were temporarily reduced by 10%. Such base salaries were reinstated effective at the beginning of April 2010.

(2)

Reflects the grant date fair values of restricted stock units awarded to each named executive officer in each year, which were computed based on the closing market price of our common stock on the grant date. The vesting of all restricted stock units awarded to the named executive officers in each year is conditioned upon the achievement of certain financial performance goals. The vesting of restricted stock units awarded in 2008 was conditioned upon the achievement of performance goals for our fiscal years 2008, 2009 and 2010. The vesting of restricted stock units awarded in 2009 was conditioned upon the achievement of a performance goal for 2009 and is also subject to a time-based schedule. The vesting of restricted stock units awarded in 2010 was conditioned upon the achievement of a performance goal for 2010 and is also subject to a time-based schedule. As of the grant date of each award, the achievement of the applicable performance conditions was considered probable and, therefore, the full grant date fair values of the awards are shown in the table above. However, for the awards granted in 2008, we did not achieve the 2008 or 2009 performance goals, and we achieved only a portion of the 2010 performance goals, that were applicable to such awards and, therefore, approximately 85% of each executive’s 2008 award has been forfeited. For the awards granted in 2009 and 2010, we have achieved the applicable performance goals, and such awards will continue to vest in accordance with the applicable time-based vesting schedule. See additional information regarding the 2010 awards under the heading “Compensation Discussion and Analysis” above and in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2010” below.

(3)

Reflects the grant date fair values of stock-settled stock appreciation rights awarded to each named executive officer in 2009 and 2010. No stock options or stock appreciation rights were awarded to the named executive officers in 2008. The fair value of the stock-settled stock appreciation rights was estimated on the grant date using the Black-Scholes-Merton option pricing model. The assumptions used in the valuation of such stock appreciation rights are discussed in Note 1, under the heading “Stock-Based Compensation,” and in Note 7 to our consolidated financial statements included in our Annual Reports on Form 10-K for our fiscal years ended January 1, 2011 and January 2, 2010. The vesting of the stock appreciation rights awarded in 2009 was conditioned upon the achievement of a performance goal for 2009 and is also subject to a time-based schedule. The vesting of the stock appreciation rights awarded in 2010 was conditioned upon the achievement of a performance goal for 2010 and is also subject to a time-based schedule. As of the grant date of each award, the achievement of the applicable performance conditions was considered probable and, therefore, the full grant date fair values of the awards are shown in the table above. Such performance goals have been achieved, and such awards will continue to vest in accordance with the applicable time-based vesting schedule. See additional information regarding the 2010 awards under the heading “Compensation Discussion and Analysis” above and in the table entitled “Grants of Plan-Based Awards in Fiscal Year 2010” below.

(4)

Reflects the amounts earned by each named executive officer under our cash incentive plans based upon the achievement of financial and/or non-financial performance goals for our 2010, 2009 and 2008 fiscal years, which amounts were paid in March of 2011, 2010 and 2009, respectively, in accordance with the terms of such plans.

(5)

All other compensation for 2010 consists of: (i) company contributions to our 401(k) plan for each named executive officer (other than Mr. Allen), which totaled $13,200 for each of Messrs. Phillippy, Cargile and Spiegel; (ii) company-paid premiums for term life insurance for the benefit of each named executive officer; (iii) company-paid premiums for supplemental long-term disability insurance for the benefit of each named executive officer, which totaled $13,163 for Mr. Phillippy and $14,681 for Mr. Spiegel; (iv) auto allowances paid to each named executive officer (other than Mr. Allen); and (v) company-paid costs for annual executive physicals for Messrs. Phillippy and Spiegel.

GRANTS OF PLAN-BASED AWARDS

The following table sets forth information regarding grants of awards to each named executive officer during our fiscal year ended January 1, 2011 under our equity and non-equity incentive plans.

Grants of Plan-Based Awards in Fiscal Year 2010

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts under Equity Incentive Plan Awards(2)	Exercise or Base Price of Option Awards(3) ($)	Grant Date Fair Value of Stock and Option Awards(4) ($)
		Threshold ($)	Target ($)	Maximum ($)	Target (#)
Robert J. Phillippy	–	$–	$450,000	$900,000	–	$–	$–
	03/31/10	–	–	–	25,950	–	323,597
	03/31/10	–	–	–	25,950	12.47	141,428
Charles F. Cargile	–	–	247,500	495,000	–	–	–
	03/31/10	–	–	–	12,975	–	161,798
	03/31/10	–	–	–	12,975	12.47	70,714
Jeffrey B. Coyne	–	–	140,000	280,000	–	–	–
	03/31/10	–	–	–	10,965	–	136,734
	03/31/10	–	–	–	10,965	12.47	59,759
Gary J. Spiegel	–	–	137,500	275,000	–	–	–
	03/31/10	–	–	–	9,510	–	118,590
	03/31/10	–	–	–	9,510	12.47	51,830
David J. Allen	–	–	140,000	280,000	–	–	–
	03/31/10	–	–	–	9,510	–	118,590
	03/31/10	–	–	–	9,510	12.47	51,830

(1)

Reflects the potential payouts to the named executive officers under awards granted under our 2010 annual cash incentive plan, which is described in more detail under the heading “Compensation Discussion and Analysis” above. The amounts shown as threshold, target and maximum payouts represent 0%, 100% and 200% payouts, respectively, based on minimum, target and maximum performance levels for certain financial performance measures established under such 2010 plan. Payouts would be made for a particular financial measure only if we exceeded the minimum performance level for that measure, subject to additional conditions described in more detail under the heading “Compensation Discussion and Analysis” above. The actual amounts earned by the named executive officers under the 2010 annual cash incentive plan are included in the Summary Compensation Table above under the column heading “Non-Equity Incentive Plan Compensation” for the year 2010.

(2)

The equity incentive plan awards set forth in the table above consist of an equal number of restricted stock units and stock-settled stock appreciation rights awarded to each named executive officer under our 2006 Performance-Based Stock Incentive Plan, which awards and plan are described in more detail under the heading “Compensation Discussion and Analysis” above. No consideration was paid by any named executive officer for any equity incentive plan award. The vesting of such awards is conditioned upon achievement of a single target performance level for a single financial measure established under the plan, as well as a time-based schedule, as described in more detail under the heading “Compensation Discussion and Analysis” above. We have achieved the target performance level for such awards and, therefore, such awards will continue to vest in accordance with the applicable time-based vesting schedule.

(3)	Reflects the base value of the stock-settled stock appreciation rights awarded to each named executive officer, which is equal to the closing price of our common stock on the grant date.

(4)

Reflects the grant date fair values of the restricted stock units and stock-settled stock appreciation rights awarded to each named executive officer. The fair values of the restricted stock units were determined based on the closing price of our common stock on the grant date, which was $12.47 per share. The fair values of stock appreciation rights were estimated on the grant date using the Black-Scholes-Merton option pricing model. The assumptions used in the valuation of such stock appreciation rights are discussed in Note 1, under the heading “Stock-Based Compensation,” and in Note 7 to our consolidated financial statements included in our Annual Report on Form 10-K for our fiscal year ended January 1, 2011. As of the grant date of each award, the achievement of the applicable performance conditions was considered probable and, therefore, the full grant date fair values of the awards are shown in the table above.

OUTSTANDING EQUITY AWARDS

The table below sets forth information regarding outstanding equity awards held by each named executive officer as of January 1, 2011 including: (i) the number of shares of our common stock underlying both exercisable and unexercisable stock options and stock-settled stock appreciation rights held by each named executive officer (all of which were earned) and the exercise prices (or base values) and expiration dates thereof; (ii) the number of restricted stock units held by each named executive officer, and the market value thereof, that were earned but had not yet vested as of January 1, 2011; and (iii) the number of restricted stock units held by each named executive officer, and the market value thereof, that were unearned and unvested as of January 1, 2011.

Outstanding Equity Awards at 2010 Fiscal Year End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of Shares, Units or Other Rights That Have Not Vested(1)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)

	Exercisable	Unexercisable		($)	Date	(#)	($)	(#)	($)

Robert J. Phillippy	30,000	–		$11.27	02/23/13	–	–	–	–
	70,000	–		11.27	02/23/13	–	–	–	–
	25,000	–		16.91	01/01/14	–	–	–	–
	100,000	–		13.03	08/03/14	–	–	–	–
	27,800	55,600	(4)	4.18	03/20/16	–	–	–	–
	–	25,950	(5)	12.47	03/31/17	–	–	–	–
	–	–		–	–	97,129	$1,692,958	34,431	$600,132

Charles F. Cargile	30,000	–		$11.27	02/23/13	–	–	–	–
	95,000	–		11.27	02/23/13	–	–	–	–
	31,250	–		16.91	01/01/14	–	–	–	–
	25,000	–		13.03	08/03/14	–	–	–	–
	13,900	27,800	(4)	4.18	03/20/16	–	–	–	–
	–	12,975	(5)	12.47	03/31/17	–	–	–	–
	–	–		–	–	48,564	$846,471	17,216	$300,075

(table continued on next page)

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)			Option Exercise Price	Option Expiration	Number of Shares, Units or Other Rights That Have Not Vested(1)	Market or Payout Value of Shares, Units or Other Rights That Have Not Vested(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
	Exercisable	Unexercisable		($)	Date	(#)	($)	(#)	($)

Jeffrey B. Coyne	50,000	–		$30.80	05/29/11	–	–	–	–
	30,000	–		13.16	09/17/11	–	–	–	–
	20,000	–		11.27	02/23/13	–	–	–	–
	55,000	–		11.27	02/23/13	–	–	–	–
	20,000	–		16.91	01/01/14	–	–	–	–
	25,000	–		13.03	08/03/14	–	–	–	–
	11,140	22,280	(4)	4.18	03/20/16	–	–	–	–
	–	10,965	(5)	12.47	03/31/17	–	–	–	–

	–	–		–	–	39,478	$688,102	13,777	$240,133

Gary J. Spiegel	30,000	–		$13.16	09/17/11	–	–	–	–
	20,000	–		11.27	02/23/13	–	–	–	–
	55,000	–		11.27	02/23/13	–	–	–	–
	20,000	–		16.91	01/01/14	–	–	–	–
	25,000	–		13.03	08/03/14	–	–	–	–
	9,170	18,340	(4)	4.18	03/20/16	–	–	–	–
	–	9,510	(5)	12.47	03/31/17	–	–	–	–
	–	–		–	–	33,175	$578,240	12,180	$212,297

David J. Allen	9,170	18,340	(4)	$4.18	03/20/16	–	–	–	–
	–	9,510	(5)	12.47	03/31/17	–	–	–	–
	–	–		–	–	32,869	$572,907	11,481	$200,114

(1)

Consists of restricted stock units awarded to each named executive officer in 2008, 2009 and 2010, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of January 1, 2011. All of the restricted stock units that were awarded in 2008 and were earned and outstanding as of January 1, 2011, one-half (1/2) of the restricted stock units that were awarded in 2009 and were earned and outstanding as of January 1, 2011, and one-third (1/3) of the restricted stock units that were awarded in 2010 and were earned and outstanding as of January 1, 2011, have subsequently vested on March 15, 2011, March 20, 2011 and March 31, 2011, respectively, and have been settled by the delivery of shares of our common stock to the named executive officers, net of a portion of such vested shares that was withheld at the election of each named executive officer in satisfaction of tax withholding obligations. The remaining 2009 awards will vest on March 20, 2012, and the remaining 2010 awards will vest in two equal annual installments on March 31, 2012 and March 31, 2013.

(2)

The market values of all restricted stock units reflected in the table above have been calculated based on the closing price of our common stock on December 31, 2010 (the last trading day of our fiscal year) as reported on the Nasdaq Global Select Market, which was $17.43 per share.

(3)

Consists of outstanding restricted stock units awarded to each named executive officer in 2008, which were unearned and unvested as of January 1, 2011. The vesting of such restricted stock units was conditioned upon the achievement of certain performance goals for our fiscal year 2010. Such performance goals were not achieved, and all such restricted stock units were forfeited on March 15, 2011.

(4)

Consists of stock-settled stock appreciation rights that were awarded to each named executive officer on March 20, 2009, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of January 1, 2011. One-half (1/2) of such outstanding, unexercisable stock appreciation rights have subsequently vested on March 20, 2011 and are currently exercisable. The remainder of such awards will vest on March 20, 2012.

(5)

Consists of stock-settled stock appreciation rights that were awarded to each named executive officer on March 31, 2010, which had not vested, but for which the relevant financial performance conditions had been satisfied, as of January 1, 2011. One-third (1/3) of such outstanding, unexercisable stock appreciation rights have subsequently vested on March 31, 2011 and are currently exercisable. The remaining two-thirds (2/3) of such awards will vest in two equal annual installments on March 31, 2012 and March 31, 2013.

OPTION EXERCISES AND STOCK VESTED

The table below sets forth certain information for each named executive officer regarding the exercise of options and the vesting of stock awards during the year ended January 1, 2011, including the aggregate value realized upon such exercise or vesting.

Option Exercises and Stock Vested in Fiscal Year 2010

Name	Option Awards		Stock Awards(1)
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Robert J. Phillippy	30,000	$85,200	27,800	$321,368

Charles F. Cargile	30,000	77,759	13,900	160,684

Jeffrey B. Coyne	–	–	11,140	128,778

Gary J. Spiegel	–	–	9,170	106,005

David J. Allen	–	–	9,170	106,005

(1)

Reflects the total number of shares that each named executive officer was entitled to receive upon the vesting of restricted stock units and the total market value of such shares, calculated based on the closing price of our common stock on the vesting date, which was $11.56 per share. A portion of such shares was withheld at the election of each named executive officer in satisfaction of tax withholding obligations.

NON-QUALIFIED DEFERRED COMPENSATION

The table below sets forth certain information relating to each named executive officer’s participation in our Deferred Compensation Plan during our fiscal year ended January 1, 2011, including (a) the aggregate dollar amounts of: (i) contributions made by the executive to the plan, (ii) interest and other earnings accrued on the executive’s account, and (iii) withdrawals by and distributions to the executive from the plan; and (b) the total balance of the executive’s account as of January 1, 2011. We did not make any contributions to the plan on behalf of any named executive officer in 2010. Our Deferred Compensation Plan is described in more detail under the heading “Compensation Discussion and Analysis” above.

Nonqualified Deferred Compensation in Fiscal Year 2010

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(1) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End(2) ($)
Robert J. Phillippy	$–	$53,789	$(160,206)	$369,209

Charles F. Cargile	–	11,464	–	85,583

Jeffrey B. Coyne	–	–	–	–

Gary J. Spiegel(3)	43,876	41,283	(27,627)	308,447

David J. Allen	–	–	–	–

(1)

The aggregate earnings in 2010 consisted of market-based earnings on all compensation deferred under the plan based on the performance of the measurement funds selected by the named executive officer. No named executive officer has received any above-market or preferential earnings on amounts deferred under our Deferred Compensation Plan and, accordingly, no such amounts have been reported in the Summary Compensation Table included in this proxy statement.

(2)

The aggregate balance of each named executive officer’s account as of January 1, 2011 consists of amounts contributed to the plan in 2010 and/or in prior years in the form of deferrals of salary and/or bonus, all of which compensation has been reported in the Summary Compensation Table included in this proxy statement or in our proxy statements filed in prior years to the extent such executive’s compensation was required to be reported in each applicable year (less any amounts which have been previously distributed from the plan), together with earnings and losses thereon.

(3)

The contributions made by Mr. Spiegel in 2010 consist of $40,139, which is reported as salary in the Summary Compensation Table included in this proxy statement for the year 2010, and $3,737, which is reported as non-equity incentive compensation in the Summary Compensation Table included in this proxy statement for the year 2009.

PAYMENTS UPON CERTAIN TERMINATION EVENTS

We have entered into a severance compensation agreement with each of our named executive officers which provides for certain payments and benefits if the named executive officer’s employment is terminated under certain circumstances. The key terms of such agreements, including the events triggering payments thereunder, are discussed in more detail under the heading “Compensation Discussion and Analysis” above.

Termination Following Change in Control

The table below sets forth information regarding the estimated payments and benefits that each named executive officer would have received in the hypothetical event that his employment had been terminated by us without cause, or he had resigned for “good reason,” as of January 1, 2011, upon a change in control of Newport occurring on that date.

Estimated Payments in the Event of Termination

at 2010 Fiscal Year End Upon Change in Control

Name	Salary- Based Severance Payments(1)	Incentive- Based Severance Payments(2)	Option Awards(3)	Stock Awards(4)	Continuation of Benefits(5)	Total Estimated Payments(6)
Robert J. Phillippy	$900,000	$900,000	$1,934,412	$2,293,091	$60,442	$6,087,945

Charles F. Cargile	330,000	247,500	1,328,956	1,146,545	47,463	3,100,464

Jeffrey B. Coyne	280,000	140,000	1,060,096	928,235	49,231	2,457,562

Gary J. Spiegel	275,000	137,500	1,000,675	790,538	53,700	2,257,413

David J. Allen	280,000	140,000	290,175	773,021	45,053	1,528,249

(1)

Represents payment of twenty-four months of the approved base salary for Mr. Phillippy, and twelve months of the approved base salary for all other named executive officers, which would have been payable in a lump sum on the date of termination.

(2)

Represents payment of the target incentive that each named executive officer would have been entitled to receive for the full year of 2010 (two times such target incentive amount in the case of Mr. Phillippy) based on achievement of 100% of the relevant performance goals, which would have been payable in a lump sum on the date of termination.

(3)

The amount reflected for option awards includes the aggregate market value of the net number of shares underlying all unvested stock-settled stock appreciation rights held by each named executive officer as of January 1, 2011. All unvested stock-settled stock appreciation rights would have become immediately vested assuming achievement of 100% of any relevant performance goals and would have been automatically settled by delivery of shares of our common stock having a value equal to the difference between the base value of each such stock appreciation right and the closing price of our common stock on December 31, 2010 (the last trading day of our fiscal year), which was $17.43 per share, subject to payment by the executive officer of applicable withholding taxes. At each executive’s election, we would have repurchased all such shares received by the executive at a price equal to the closing price of our common stock on December 31, 2010. The amount reflected for option awards also includes an amount equal to the aggregate gain on all in-the-money stock options held by each named executive officer as of January 1, 2011 (all of which had already vested), calculated based on the difference between the exercise price of each such option and the closing price of our common stock on December 31, 2010, and payable in a lump sum, subject to payment by the executive officer of applicable withholding taxes, unless otherwise specified by the executive officer.

(4)

Represents the aggregate market value of unvested restricted stock units held by each named executive officer as of January 1, 2011 based on the closing price of our common stock on December 31, 2010 (the last trading day of our fiscal year), which was $17.43 per share. Such restricted stock units would have become immediately vested assuming achievement of 100% of any relevant performance goals and would have been settled by delivery of shares of our common stock, subject to payment by the executive officer of applicable withholding taxes. At each executive’s election, we would have repurchased all such shares received by the executive at a price equal to the closing price of our common stock on December 31, 2010.

(5)

Represents an estimate of the total cost of company-paid premiums for continuation of medical, dental, vision and long-term disability benefits for a period of 24 months following the date of termination, calculated based upon the premiums for such benefits in effect as of January 1, 2011. The actual cost of health benefits may vary during the benefits continuation period depending upon the overall premium rates that we would be required to pay under our health benefit programs.

(6)

The total estimated payments would be increased in an amount sufficient to offset any excess “parachute payment” excise tax payable by the named executive officer pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

Other Termination

As discussed under “Compensation Discussion and Analysis” above, our agreement with each of Mr. Phillippy and Mr. Cargile also provides for certain payments in the event we terminate his employment other than for cause in the absence of a change in control of Newport. If we had terminated Mr. Phillippy’s employment other than for cause and in the absence of a change in control as of January 1, 2011, Mr. Phillippy would have received estimated severance payments totaling $930,221. If we had terminated Mr. Cargile’s employment other than for cause and in the absence of a change in control as of January 1, 2011, Mr. Cargile would have received estimated severance payments totaling $601,231. Such payments would be increased in an amount sufficient to offset any excess “parachute payment” excise tax payable by the executive pursuant to the provisions of the Internal Revenue Code, and/or any comparable provision of state or foreign law.

DIRECTOR COMPENSATION

Each of our non-employee directors receives cash compensation, consisting of annual retainer fees, meeting participation fees, and equity-based awards. Mr. Potashner also receives fees for his services as Chairman of the Board. Such cash and equity compensation is discussed in more detail under the heading “Compensation Discussion and Analysis” above. The table below sets forth cash compensation earned by each non-employee director, and the grant date fair values of equity awards granted to each non-employee director, during the fiscal year ended January 1, 2011. All compensation of Mr. Phillippy is reported in the Summary Compensation Table above and has been excluded from the table below.

Director Compensation in Fiscal Year 2010

Name	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2)(4) ($)	Option Awards (3)(4) ($)	Total ($)

Robert L. Guyett	$62,094	$119,999	$–	$182,093

Oleg Khaykin	15,750	$250,021		265,771

Michael T. O’Neill	57,094	119,999	–	177,093

C. Kumar N. Patel	63,094	119,999	–	183,093

Kenneth F. Potashner	72,094	119,999	–	192,093

Peter J. Simone	59,094	119,999	–	179,093

(1)

Reflects fees earned in 2010 by each non-employee director, including annual retainer fees and meeting fees for meetings which occurred during 2010. The fees for Mr. Potashner include additional fees for services in his role of Chairman of the Board. Mr. Khaykin was appointed to the Board on September 7, 2010, and the amount of fees set forth in the table reflects fees earned by Mr. Khaykin from September through December 2010.

(2)

Reflects the grant date fair values of restricted stock unit awards granted to each non-employee director in 2010. The awards granted to all directors other than Mr. Khaykin were granted on March 31, 2010, and the grant date fair value of each such award was determined based on the closing price of our common stock on that date, which was $12.47 per share. All such awards vested in full on the first anniversary of the grant date. Mr. Khaykin received an award of restricted stock units upon his appointment to the Board on September 7, 2010, and the grant date fair value of such award was determined based on the closing price of our common stock on that date, which was $10.18 per share. Such award vests in equal annual installments on the first four anniversaries of the grant date.

(3)	No stock options or stock appreciation rights were granted to any non-employee director during 2010.

(4)	The aggregate number of stock awards, consisting entirely of restricted stock units, and the aggregate number of stock options held by each non-employee director as of January 1, 2011 were as follows:

Name	Aggregate Number of Shares Underlying Outstanding Restricted Stock Units	Aggregate Number of Shares Underlying Outstanding Stock Options

Robert L. Guyett	9,623	46,000
Oleg Khaykin	24,560	–
Michael T. O’Neill	9,623	34,500
C. Kumar N. Patel	9,623	46,000
Kenneth F. Potashner	9,623	36,000
Peter J. Simone	9,623	23,500

OTHER AGREEMENTS

Indemnification of Officers and Directors

We have entered into indemnification agreements with each of our executive officers and directors, and certain other officers, which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we are obligated to indemnify our officers and directors against all fees, expenses, liabilities and losses (including attorneys’ fees, judgments, fines, and amounts paid in any settlement we approve) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in his capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity, subject to limitations imposed by applicable law. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

RISKS ARISING FROM COMPENSATION POLICES AND PRACTICES

On an ongoing basis, we conduct assessments of our compensation policies and practices for all of our employees, including non-executive employees, with respect to risks that may arise from such policies and practices. As part of such assessments, our management reviews and evaluates the key elements of all significant compensation programs in effect companywide or for any individual division, subsidiary or operation, including the overall program objectives and structure, performance measures and targets, payout mechanisms and conditions and other relevant factors. In carrying out its responsibilities for overseeing the management of risk related to compensation matters, the Compensation Committee of our Board of Directors reviews and discusses management’s assessments. Based on a recent assessment of our compensation policies and practices currently in effect, both management and the Compensation Committee have concluded that risks arising from such compensation policies and practices are not reasonably likely to have a material adverse effect on Newport.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently comprised of four non-employee directors: Messrs. Guyett, O’Neill and Potashner and Dr. Patel, all of whom served on the Compensation Committee during 2010. None of the members of the Compensation Committee are or have been our officers or employees, and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee is responsible for, among other things, establishing, developing guidelines for, evaluating and approving all base salaries and annual and long-term cash and equity incentive compensation of Newport’s executive officers, and all other executive benefit plans, programs and agreements. In fulfilling its responsibilities, the Compensation Committee has reviewed and discussed with management the information provided under the heading “Compensation Discussion and Analysis” in Newport’s proxy statement for its 2011 annual meeting of stockholders. Based on such review and discussion, the Compensation Committee recommended to the Board of Directors that such information be included in such proxy statement.

Respectfully submitted,

Michael T. O’Neill, Chairman

Robert L. Guyett

C. Kumar N. Patel

Kenneth F. Potashner

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2010 or prior fiscal years, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements, except that Mr. Simone did not timely report on Form 4 the sale of an aggregate of 6,880 shares of common stock, which occurred on March 16, 2010. Such sale was subsequently reported on a Form 4 filed on March 23, 2010.

TRANSACTIONS WITH RELATED PERSONS

We have not entered into a transaction with any related person since the beginning of our 2010 fiscal year.

In accordance with our Corporate Governance Guidelines and the charter of the Audit Committee of our Board of Directors, the Audit Committee is responsible for reviewing and approving any proposed transaction with any related person for which such approval is required under applicable law, including Securities and Exchange Commission and Nasdaq rules. Currently, this review and approval requirement applies to any transaction to which Newport or any of our subsidiaries will be a party, in which the amount involved exceeds $120,000, and in which any of the following persons will have a direct or indirect material interest: (a) any of our directors or executive officers; (b) any nominee for election as a director; (c) any security holder who is known to us to own of record or beneficially more than five percent of any class of our voting securities; or (d) any member of the immediate family (as defined in Regulation S-K, Item 404) of any of the persons described in the foregoing clauses (a)-(c).

In the event that management becomes aware of any related person transaction, management will present information regarding such transaction to the Audit Committee for review and approval. In addition, on at least an annual basis, the Audit Committee reviews and considers with management the disclosure requirements relating to transactions with related persons and the potential existence of any such transaction.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of March 15, 2011 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of the outstanding shares of our common stock; (2) each of our named executive officers; (3) each of our directors; and (4) all of our executive officers and directors as a group.

Name and Address of Beneficial Owners(1)	Number of Shares Beneficially Owned(2)
	Number	Percentage
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202(3)	3,905,161	10.1%
BlackRock, Inc. (and certain of its subsidiaries) 40 East 52nd Street New York, NY 10022(4)	3,311,959	8.9%
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746(5)	2,923,759	7.9%
Van Den Berg Management 805 Las Cimas Parkway, Suite 430 Austin, TX 78746(6)	2,806,375	7.6%
Royce & Associates, LLC 745 Fifth Avenue New York, NY 10151(7)	1,927,356	5.2%
Michael W. Cook Asset Management, Inc. (d/b/a SouthernSun Asset Management) 6000 Poplar Avenue, Suite 220 Memphis, TN 38119(8)	1,853,083	5.0%
Robert J. Phillippy(9)	410,232	1.1%
Charles F. Cargile(10)	275,129	*
Jeffrey B. Coyne(11)	258,482	*
C. Kumar N. Patel(12)	218,142	*
Robert L. Guyett(13)	198,093	*
Gary J. Spiegel(14)	180,814	*
Kenneth F. Potashner(15)	100,652	*
Michael T. O’Neill(16)	92,593	*
Peter J. Simone(17)	62,323	*
David J. Allen(18)	42,834	*
Oleg Khaykin	—
All executive officers and directors as a group (11 persons)(19)	1,839,294	4.8%

*	Less than 1%

(1)	Unless otherwise indicated, the business address of each holder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2)

The beneficial ownership is calculated based on 37,083,350 shares of our common stock outstanding as of March 15, 2011. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options, stock appreciation rights, restricted stock units and/or other rights held by that person that are exercisable and/or will be settled upon vesting within 60 days of March 15, 2011 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person’s name.

(3)

Includes 1,731,811 shares of common stock that are deemed outstanding and beneficially owned directly by the holder subject to conversion of 2.5% convertible subordinated notes due 2012 issued by us in February 2007, which are held by the holder. The holder has sole voting power with respect to 727,627 shares of common stock and has sole dispositive power with respect to 3,905,161 shares of common stock. These securities are owned by various individual and institutional investors for which the holder serves as investment advisor with power to direct investments and/or sole power to vote securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, the holder is deemed to be a beneficial owner of such securities; however, the holder expressly disclaims that it is, in fact, the beneficial owner of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 4 filed by the holder with the Securities and Exchange Commission on February 10, 2011.

(4)	The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 1 filed by the holder with the Securities and Exchange Commission on February 7, 2011.

(5)

The holder has sole voting power with respect to 2,880,076 shares of common stock and has sole dispositive power with respect to 2,923,759 shares of common stock. The holder furnishes investment advice to four investment companies and serves as investment manager to certain commingled group trusts and separate accounts. In certain cases, subsidiaries of the holder may act as advisor or sub-advisor to certain investment companies, trusts and accounts. In its role as investment advisor, sub-advisor and/or manager, the holder possesses investment and/or voting power over shares owned by such investment companies, trusts and accounts and may be deemed to be the beneficial owner of such shares; however, all such securities are owned by such investment companies, trusts and accounts, and the holder disclaims beneficial ownership of such securities. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 6 filed by the holder with the Securities and Exchange Commission on February 11, 2011.

(6)

Consists of 2,781,915 shares of common stock with respect to which the holder has shared voting and shared dispositive power, and 24,460 shares of common stock with respect to which the holder has sole voting and sole dispositive power. The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 2 filed by the holder with the Securities and Exchange Commission on January 15, 2009.

(7)	The beneficial ownership information reflected in the table is included in the Schedule 13G, Amendment No. 9 filed by the holder with the Securities and Exchange Commission on January 18, 2011.

(8)

The holder has sole voting power with respect to 1,614,348 shares of common stock and has sole dispositive power with respect to 1,853,083 shares of common stock. The beneficial ownership information reflected in the table is included in the Schedule 13G filed by the holder with the Securities and Exchange Commission on February 14, 2011.

(9)

Includes options to purchase 225,000 shares of common stock and stock-settled stock appreciation rights with respect to 64,250 shares of common stock that are exercisable within 60 days of March 15, 2011; 36,450 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units; and 31,714 shares of common stock held by Mr. Phillippy and his spouse as trustees of a family trust.

(10)

Includes options to purchase 181,250 shares of common stock and stock-settled stock appreciation rights with respect to 32,125 shares of common stock that are exercisable within 60 days of March 15, 2011, and 18,225 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

(11)

Includes options to purchase 200,000 shares of common stock and stock-settled stock appreciation rights with respect to 25,935 shares of common stock that are exercisable within 60 days of March 15, 2011, and 14,795 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

(12)	Includes options to purchase 46,000 shares of common stock that are exercisable within 60 days of March 15, 2011; 9,623 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units; and 113,849 shares of common stock held by Dr. Patel and his spouse as trustees of a family trust.

(13)

Consists of options to purchase 46,000 shares of common stock that are exercisable within 60 days of March 15, 2011; 9,623 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units; and 142,470 shares of common stock held by Mr. Guyett as trustee of a family trust.

(14)

Includes options to purchase 120,000 shares of common stock and stock-settled stock appreciation rights with respect to 21,510 shares of common stock that are exercisable within 60 days of March 15, 2011; 12,340 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units; and 5,028 shares held by Mr. Spiegel and his spouse as trustees of a family trust.

(15)

Includes options to purchase 36,000 shares of common stock that are exercisable within 60 days of March 15, 2011, and 9,623 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

(16)

Consists of options to purchase 34,500 shares of common stock that are exercisable within 60 days of March 15, 2011; 9,623 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units; and 48,470 shares of common stock held by Mr. O’Neill as trustee of a family trust.

(17)

Includes options to purchase 23,500 shares of common stock that are exercisable within 60 days of March 15, 2011, and 9,623 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

(18)

Includes stock-settled stock appreciation rights with respect to 21,510 shares of common stock that are exercisable within 60 days of March 15, 2011, and 12,340 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

(19)

Includes options to purchase 912,250 shares of common stock and stock-settled stock appreciation rights with respect to 165,330 shares of common stock that are exercisable within 60 days of March 15, 2011, and 142,265 shares of common stock that are issuable within 60 days of March 15, 2011 upon the vesting of restricted stock units.

REPORT OF THE AUDIT COMMITTEE

Committee Members and Charter

The Audit Committee is comprised of three directors. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an independent director as defined by Rule 5605(a)(2) of the Nasdaq Listing Rules and Section 10A(m) of the Securities Exchange Act of 1934, as amended, and Rule 10A-3 promulgated thereunder. Newport’s Board has determined that Messrs. Guyett and Simone are “audit committee financial experts” as defined by the regulations promulgated by the Securities and Exchange Commission.

The Committee operates under a written charter adopted by Newport’s Board. The Committee reviews its charter on an annual basis. A copy of the charter of the Audit Committee is available on Newport’s Internet site at www.newport.com/corporategovernance. Newport will also provide electronic or paper copies of the Audit Committee charter free of charge, upon request made to Newport’s Corporate Secretary.

Role of the Audit Committee

Newport’s management is responsible for Newport’s financial reporting process, including its systems of internal control over financial reporting, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport’s independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be, accountants or auditors by profession, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee’s oversight role, the Committee necessarily must rely on management’s representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal control over financial reporting and disclosure controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport’s financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport’s financial statements.

Report of the Audit Committee

The Committee held seven meetings during 2010, including telephonic meetings. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport’s independent auditors. In addition to regularly scheduled meetings of the Committee, which correspond with the meetings of the Board held in February, May and November, the Committee held a meeting following the end of each quarter for the purpose of reviewing Newport’s annual or quarterly financial statements and its proposed public communications regarding its operating results and other financial matters.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended January 1, 2011, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. During 2010, the Committee reviewed Newport’s quarterly financial statements and its proposed public communications regarding its operating results and other financial matters, and reviewed Newport’s quarterly reports on Form 10-Q and annual report on Form 10-K prior to filing.

The Committee reviewed with Deloitte & Touche LLP, Newport’s independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States, their judgments as to the quality, not just the acceptability, of Newport’s accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Deloitte & Touche LLP the overall scope and plans for their annual audit and approved the fees to be paid to Deloitte & Touche LLP in connection therewith. The Committee also discussed with management and Deloitte & Touche LLP the adequacy and effectiveness of Newport’s disclosure controls and procedures and internal control over financial reporting. The Committee met separately with Deloitte & Touche LLP, without management present, to discuss the results of their examinations, their evaluations of Newport’s internal control over financial reporting, and the overall quality of Newport’s financial reporting.

The Committee also has discussed with Deloitte & Touche LLP the matters required to be discussed by Public Company Accounting Oversight Board Rule 3526 (Communication with Audit Committees Concerning Independence). In addition, the Committee has received the written disclosures and the letter from Deloitte & Touche LLP as required by applicable requirements of the Public Company Accounting Oversight Board regarding communications with the Committee concerning independence, and the Committee has discussed the independence of Deloitte & Touche LLP with that firm, including the compatibility of non-audit services with Deloitte & Touche LLP’s independence. The Committee has concluded that Deloitte & Touche LLP is independent from Newport and its management.

Based on the Committee’s review of the matters noted above and its discussions with Newport’s independent auditors and Newport’s management, the Committee recommended to the Board that the audited financial statements be included in Newport’s Annual Report on Form 10-K for the fiscal year ended January 1, 2011.

Respectfully submitted,

Robert L. Guyett, Chairman

Oleg Khaykin

Peter J. Simone

The material in this report is not “soliciting material” and is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee of our Board has selected Deloitte & Touche LLP, or Deloitte, as our independent auditors for the fiscal year ending December 31, 2011. Deloitte audited our financial statements for the fiscal year ended January 1, 2011. Neither our bylaws nor the Nevada General Corporation Law requires the approval of the selection of the independent auditors by our stockholders, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that our stockholders ratify the selection of our auditors.

A representative of Deloitte will be present at the annual meeting, will be given the opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. If this proposal is not approved, the Audit Committee will reconsider its selection of independent auditors.

Prior to the Audit Committee’s appointment of Deloitte, Ernst & Young LLP, or E&Y, served as our independent auditors. On March 30, 2009, the Audit Committee dismissed E&Y, and, on the same date, appointed Deloitte as our independent auditors for our fiscal year 2009.

E&Y’s audit report on our financial statements as of and for each of the two fiscal years ended January 3, 2009 and December 29, 2007 did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audit of our financial statements for each of the two fiscal years ended January 3, 2009 and December 29, 2007, and in the subsequent interim period through March 30, 2009, the date of the dismissal of E&Y, (i) there were no disagreements with E&Y on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report, and (ii) there were no “reportable events,” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Audit Committee’s determination to appoint Deloitte and to dismiss E&Y as its independent auditors was previously reported on a Current Report on Form 8-K filed by us on April 3, 2009. We provided E&Y with a copy of the above disclosures and requested that E&Y furnish us with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the foregoing statements and, if not, stating the respects in which it does not agree. A copy of the letter from E&Y was filed as Exhibit 16.1 to our Form 8-K filed on April 3, 2009.

During our fiscal years ended January 3, 2009 and December 29, 2007 and the interim period through March 30, 2009, neither Newport nor anyone acting on our behalf has consulted with Deloitte regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and no written report nor oral advice was provided by Deloitte that was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Board of Directors recommends a vote “FOR” this proposal.

FEES BILLED BY DELOITTE & TOUCHE LLP

The table below reflects the aggregate fees billed for audit, audit-related, tax and other services rendered by Deloitte for our fiscal years ended January 1, 2011 and January 2, 2010.

Fee Category	Year Ended January 1, 2011	Year Ended January 2, 2010
Audit Fees	$965,000	$936,500

Audit-Related Fees	4,528	–

Tax Fees	213,569	116,887

All Other Fees	–	–

Total Fees	$1,183,097	$1,053,387

Audit Fees

Audit fees billed for both years consisted of fees for professional services rendered for: (i) the audit of our annual consolidated financial statements; (ii) the review of our consolidated financial statements included in our quarterly reports on Form 10-Q; (iii) the review of our reports filed with the Securities and Exchange Commission and related public disclosures; and (iv) the audit of our internal control over financial reporting to provide an attestation report on our internal control over financial reporting as required by the rules and regulations promulgated under Section 404 of the Sarbanes-Oxley Act of 2002. Audit fees for 2009 also included fees for the review of accounting matters related to our asset exchange transaction with Oclaro, Inc., which was consummated in July 2009.

Audit-Related Fees

Audit-related fees billed for our fiscal year ended January 1, 2011 consisted of fees for consulting services rendered in connection with the implementation of a software solution to support our internal audit compliance efforts. Deloitte did not provide any audit-related services for our fiscal year ended January 2, 2010.

Tax Fees

Tax fees billed for both years consisted of fees for services relating to tax compliance and planning and preparation of tax returns.

All Other Fees

No other services were rendered by Deloitte to us for our fiscal years ended January 1, 2011 and January 2, 2010.

Audit Committee Pre-Approval Policies and Procedures

Consistent with Securities and Exchange Commission rules, the Audit Committee has the responsibility for appointing, setting compensation for and overseeing the work of our independent auditors. As such, the Audit Committee has established a policy of pre-approving all audit and permissible non-audit services provided to us by our independent auditors. Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditors and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise that make it necessary to engage our independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval prior to engagement. All audit and non-audit services provided by our independent auditors for our fiscal year 2010 were approved by the Audit Committee pursuant to this policy.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Audit Committee reviewed and discussed the services, in addition to audit services, rendered by Deloitte during fiscal year 2010, as well as the fees paid therefor, and has determined that the provision of such other services by Deloitte, and the fees paid therefor, were compatible with maintaining Deloitte’s independence.

PROPOSAL THREE

APPROVAL OF 2011 STOCK INCENTIVE PLAN

In March 2011, our Board adopted, subject to stockholder approval, our 2011 Stock Incentive Plan (the “Plan”). Upon the approval of the Plan by our stockholders, our 2006 Performance-Based Stock Incentive Plan will be terminated as to future grants, and no further equity awards will be granted under that plan.

The purposes of the Plan are (i) to enhance our ability to attract, motivate and retain the services of qualified employees, officers and directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of our business largely depends, and (ii) to provide additional incentives to such persons to devote their utmost effort and skill to the advancement and betterment of Newport, by providing them with an opportunity to participate in the ownership of Newport that is tied to Newport’s performance, thereby giving them an interest in the success and increased value of Newport.

The principal features of the Plan are summarized below, but the summary is qualified in its entirety by reference to the Plan itself, a copy of which is attached hereto as Appendix A.

Description of the Plan

Overview and Benefits of Plan Design

The Plan authorizes us to grant incentive stock options, nonqualified stock options, stock-settled stock appreciation rights, restricted stock and/or restricted stock units to qualified employees, officers and directors, consultants and other service providers.

The Board believes that the design of the Plan has several advantages including the following:

•

The Plan permits the grant of stock-settled stock appreciation rights, restricted stock and restricted stock units, in addition to incentive and nonqualified options. We expect to utilize stock-settled stock appreciation rights, restricted stock and/or restricted stock units to a greater extent than stock options. The number of shares required to be issued in connection with these alternative types of equity awards is expected to be substantially less than the number of shares that would be issued upon the exercise of stock options having an equivalent value to participants at the time of grant. As a result, we believe that our use of these alternative types of equity awards will result in less dilution to our stockholders.

•

The Plan permits the Compensation Committee to establish a variety of vesting structures for awards granted under the Plan, including but not limited to vesting that is conditioned on the achievement of performance goals established by the Compensation Committee (as described under the heading “Vesting of Awards – Performance Criteria” below). The Board expects that a significant portion of the awards granted under the Plan, particularly awards granted to executives, will be subject to performance-based vesting conditions, in addition to time-based vesting conditions. We believe that these performance-based vesting conditions will further align the interests of our management and employees with the interests of our stockholders and will provide a stronger incentive to our management and employees to drive performance that will increase stockholder value.

Shares Authorized and Limitations on Awards

Total Shares Authorized. Up to 6,000,000 shares of our common stock may be issued under the Plan, subject to adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Newport and subject to certain other limitations set forth in the Plan and as described below. Our 2006 Performance-Based Stock Incentive Plan will be terminated for the purposes of future grants as of the date of stockholder approval of the Plan, and Newport will only have the 6,000,000 shares authorized for issuance under the Plan available for future grants. As of March 25, 2011, no awards have been granted under the Plan, and we will only grant awards under the Plan if it is approved by our stockholders.

Limitations. The Plan provides that the maximum number of shares of common stock that may be issued under the Plan as incentive options is 2,000,000 shares, subject to adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Newport. In addition to this limitation, certain limitations apply with respect to the number of shares which may be granted to a participant in any calendar year, as described under the heading “Eligibility” below.

Share Counting. For purposes of calculating the total number of shares that may be issued under the Plan, the Plan provides that “full value” awards shall be counted against the share limit to a greater extent than “appreciation” awards. Stock options and stock appreciation rights, which are “appreciation” awards, shall be counted against the share limit under the Plan as one (1) share for each share of common stock subject to such award. Restricted stock and restricted stock units, which are “full value” awards, shall be counted against the share limit under the Plan as one and seven tenths (1.7) shares for each share of common stock subject to such award.

Upon the exercise or settlement of a stock option or stock appreciation right, or the issuance or vesting of restricted stock or restricted stock units, the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares that had been counted against the share limit for the award subject to such exercise, settlement, issuance or vesting, and not by the net number of shares actually issued to the participant. This gross number of shares will include any shares subject to the award which are surrendered by the participant or withheld by us to pay withholding taxes due in connection with the exercise, settlement, issuance or vesting of the award. No such shares will be returned to the pool of reserved shares. If any portion of a stock option, a stock appreciation right, restricted stock or a restricted stock unit granted under the Plan fails to vest or otherwise can no longer be exercised or settled under any circumstances, then the number of shares that had been counted against the share limit allocable to such portion will again be available for grant or issuance under the Plan.

Administration of Plan

The Plan may be administered by the Board, or the Board may delegate Plan administration to a committee of two or more directors appointed by the Board of Directors (the “Plan Committee”). The Board has elected to delegate Plan administration to the Compensation Committee of the Board, which is currently comprised of four independent directors. Subject to the provisions of the Plan, the Plan Committee has full authority to implement, administer and make all determinations necessary under the Plan.

Eligibility

Officers and other key employees of Newport or of any parent or subsidiary corporation of Newport, whether now existing or hereafter created or acquired (an “Affiliated Company”) (including directors if they also are employees of Newport or an Affiliated Company), as may be determined by the Plan Committee, who qualify for incentive stock options under the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), will be eligible for selection to receive incentive options under the Plan. No incentive stock options may be granted to a participant under the Plan if the aggregate fair market value (determined on the date of grant) of the stock with respect to which incentive stock options first become exercisable by such participant in any calendar year under the stock incentive plans of Newport and any Affiliated Company exceeds $100,000.

Officers and other key employees of Newport or of an Affiliated Company, any member of our Board, whether or not he or she is employed by us, and consultants and service providers with important business relationships with us will be eligible to receive nonqualified options, stock appreciation rights, restricted stock and restricted stock units under the Plan.

Any participant who has been granted one type of award may, if otherwise eligible, be granted additional awards of the same type or of any other type permitted under the Plan if the Plan Committee so determines. However, in no event may any participant be granted in any one calendar year stock options or stock appreciation rights pursuant to which the aggregate number of shares that may be acquired thereunder exceeds 300,000 shares. In addition, in no event may any participant be granted in any one calendar year restricted stock or restricted stock units pursuant to which the aggregate number of shares to be issued thereunder exceeds 200,000 shares.

As of March 25, 2011, six non-employee directors, five executive officers and approximately 1,740 other employees were eligible to participate under the terms of the Plan. Subject to the provisions of the Plan, the Plan Committee has the discretion to determine the persons who will be selected to receive awards and the times at which awards will be granted under the Plan. Under the Compensation Committee’s current guidelines, we expect that approximately 350 other employees will receive grants under the Plan in a given year.

Types and Terms of Awards

Incentive Stock Options and Nonqualified Stock Options. The Plan Committee may grant incentive stock options or nonqualified stock options to eligible participants under the Plan. The maximum term of any stock option granted under the Plan will be seven years. The exercise price of incentive and nonqualified stock options shall not be less than 100% of the fair market value of a share of common stock on the date the option is granted. The exercise price of any incentive stock option granted to a participant that owns at least 10% of our outstanding common stock shall not be less than 110% of the fair market value of a share of common stock on the date of the grant. As of March 25, 2011, the fair market value of our common stock was $16.99 per share, based on the closing sale price of our common stock on that date as reported on the Nasdaq Global Select Market.

Stock Appreciation Rights. The Plan Committee may grant stock appreciation rights to eligible participants under the Plan. Stock appreciation rights may be granted on a basis that allows for the exercise of the right by the participant or that provides for the automatic settlement of the right upon a specified date or event. The maximum term of any stock appreciation right granted under the Plan will be seven years. The base value per share of common stock covered by each stock appreciation right will be determined by the Plan Committee, but will not be less than 100% of the fair market value of a share of common stock on the date of grant. A stock appreciation right will entitle the participant, upon exercise or settlement thereof, to receive shares of our common stock, the number of shares to be determined by (1) multiplying the excess of the fair market value of a share of our common stock on the date of exercise or settlement over the base value per share determined on the date of grant by the number of shares as to which the stock appreciation rights is exercised or settled, and (2) dividing such product by the fair market value of a share of our common stock on the date of exercise or settlement.

Restricted Stock and Restricted Stock Units. The Plan Committee may issue shares of restricted stock to eligible participants under the Plan, for consideration or no consideration (other than any minimum consideration required by law), as determined by the Plan Committee. Shares of restricted stock will be issued on the date of grant, but will be subject to forfeiture or repurchase at the original purchase price, as applicable, until vested. The Plan Committee may also grant restricted stock units, for consideration or no consideration, as determined by the Plan Committee at the time of grant, representing a right to receive shares of our common stock upon vesting.

Vesting of Awards

Vesting Conditions. The Plan Committee has the authority to determine the time or times at which, and the condition or conditions upon which, awards granted under the Plan become exercisable or “vested.” Awards may vest subject to the achievement of one or more performance goals established by the Compensation Committee, or may vest over time based solely on continued employment or service by the participant, or may be subject to a combination of both time-based and performance-based vesting conditions. As noted above, the Board expects that a significant portion of the awards granted under the Plan, particularly awards granted to executives, will be subject to performance-based vesting conditions, in addition to time-based vesting conditions.

Performance Criteria. The Plan includes a number of performance criteria that may be used to determine whether and to what extent the shares covered by an award have vested. The Plan Committee will have discretion to specify whether the criteria will be measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to the previous years’ results or to a designated peer group of companies, in each case as specified in the individual award agreement at the time of grant. A performance criterion may be stated as either a target percentage or a dollar amount, a percentage increase over a base period percentage or dollar amount, or the occurrence of a specific event or events, and may be based upon any one or a combination of the following:

¡	Consolidated, divisional or business unit sales;
¡	Consolidated, divisional or business unit gross margin;
¡	Consolidated, divisional or business unit operating income;
¡	Divisional or business unit contributed profit;
¡	Consolidated pre-tax income;
¡	Consolidated net income;

¡	Earnings before interest, taxes, depreciation and amortization;
¡	Earnings per common share;
¡	Return on consolidated stockholders’ equity;
¡	Consolidated, divisional or business unit return on assets or invested capital;
¡	Consolidated, divisional or business unit cash flow;
¡	Cost containment or reduction;
¡	Percentage increase in the market price of our common stock over a stated period; or
¡	Individual business objectives.

Exercise or Settlement of Awards. Vested stock options and stock appreciation rights subject to exercise generally may be exercised by a participant while employed by us or engaged by us for services, or within a specified period of time after termination of such employment or other service. Upon vesting of shares of restricted stock, such shares will be released to the participant free of restrictions, subject to the satisfaction of tax withholding obligations. Upon the vesting of restricted stock units or stock appreciation rights subject to settlement, the number of shares to which the participant is entitled will be issued and delivered to the participant, subject to the satisfaction of tax withholding obligations. If shares covered by an award fail to vest, they will be forfeited. In the case of unvested restricted stock, if the participant paid for the shares, we will have the right to repurchase them at the price that was paid by the participant.

Other Terms Applicable to Awards

Payment of Exercise or Purchase Price. The payment of the exercise price for stock options, or the purchase price for shares of restricted stock or shares covered by restricted stock units, may be made, in the discretion of the Plan Committee, through a variety of methods more particularly described in the Plan, including payment by: (1) cash; (2) check; (3) delivery of shares of our common stock, which surrendered shares shall be valued at the fair market value of our common stock on the date of exercise or purchase; (4) cancellation of indebtedness of us to the participant; (5) waiver of compensation due to the participant for services rendered; or (6) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

Awards Not Transferable. Until vested, restricted stock and restricted stock units generally may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or except by a transfer other than for value expressly authorized by the Plan Committee in its sole discretion. Stock options and stock appreciation rights are nontransferable, other than by will and the laws of descent and distribution, pursuant to a court order in settlement of marital property rights, or under other limited circumstances as defined in the Plan that are expressly authorized by the Plan Committee in its sole discretion and are not prohibited by the Code.

Rights as a Stockholder. A participant shall have no rights or privileges as a stockholder with respect to any shares of our common stock covered by incentive stock options, nonqualified stock options, stock appreciation rights or restricted stock units, until such time as, and only to the extent that, such award has been exercised or settled and the underlying shares have been issued to the participant. A participant shall have the rights of a stockholder, including voting and dividend rights, with respect to shares of restricted stock issued to the participant, subject to the terms and restrictions of the restricted stock award.

Repricing Prohibited. Except in connection with an adjustment as to the number and kind of shares in the event of stock splits, stock dividends or certain other similar changes in the capital structure of Newport, the terms of outstanding awards may not be amended to reduce the exercise price or base value of any outstanding options or stock appreciation rights or to cancel any outstanding options or stock appreciation rights in exchange for cash, other awards or options or stock appreciation rights with an exercise price or base value that is less than the exercise price of the original options or stock appreciation rights, and no other modification that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market may be made to any award, without the prior approval of our stockholders.

Change in Control Provisions. The vesting of all awards granted under the Plan will accelerate automatically upon a change in control of Newport (as defined in the Plan) effective immediately prior to the consummation of the change in control, unless the awards are to be assumed by the acquiring or successor entity (or parent thereof) or new awards of comparable value are to be issued in exchange therefor or the awards granted under the Plan are to be replaced by the acquiring or successor entity (or parent thereof) with other incentives under a new incentive program containing such terms and provisions as the Plan Committee in its discretion may consider equitable.

Amendment and Termination

The Board may from time to time alter or amend the Plan in such respects as the Board may deem advisable, subject to compliance with applicable laws, the rules of the stock exchange or market system on which Newport’s securities are then listed or admitted to trading, and the terms of the Plan, and may suspend or terminate the Plan at any time. However, current Nasdaq Stock Market rules require stockholder consent for any material amendment of the Plan, including the addition of shares to the Plan. Further, no such alteration, amendment, suspension or termination may be made that would substantially affect or impair the rights of any participant under any outstanding stock option, stock appreciation right, restricted stock or restricted stock unit award granted under the Plan without his or her consent. Unless previously terminated by the Board, the Plan will terminate on March 25, 2021.

New Plan Benefits

The Board believes that the benefits or amounts that will be received by any participant under the Plan cannot be determined. The Board also believes that the benefits or amounts that would have been received by any person or group of persons under the Plan in fiscal year ended January 1, 2011, if the Plan had been in effect during that period, cannot be determined.

Summary of Federal Income Tax Consequences of the Plan

The following is a summary of certain United States Federal income tax consequences of participation in the Plan by U.S. taxpayers. The summary should not be relied upon as being complete. United States tax laws are complex and subject to change. Moreover, participation in the Plan may also have consequences under state and local tax laws, as well as foreign tax laws, which may vary from the United States Federal income tax consequences described below. For such reasons, we recommend that each Plan participant consult his or her personal tax advisor to determine the specific tax consequences applicable to him or her. We intend, and this summary assumes, that all awards granted under the Plan either will be exempt from or will comply with the requirements of Section 409A of the Code regarding nonqualified deferred compensation such that its income inclusion and tax penalty provisions will not apply to the participants. The Plan and any awards made under the Plan will be administered consistently with this intent. In any case, a participant will be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on a participant in connection with awards (including any taxes and penalties under Section 409A) and we will have no obligation to indemnify or otherwise hold a participant harmless from any such taxes or penalties.

Incentive Stock Options

A participant who receives an incentive stock option will not recognize taxable income upon the grant of the option or the exercise of the option. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option exercise price will generally be included in the participant’s alternative minimum taxable income upon exercise. If stock received on exercise of an incentive option is disposed of in the same year the option was exercised, the regular tax treatment and the alternative tax treatment will be the same. If stock received on exercise of an incentive option is sold during a year subsequent to that in which the option was exercised, the basis of the stock acquired will equal its fair market value on the date of exercise for purposes of computing alternative minimum taxable income in the year of sale.

A participant who is subject to the alternative minimum tax in the year of exercise of an incentive option may, subject to certain limitations, claim, as a credit against the participant’s regular tax liability in future years, a portion of the amount of alternative minimum tax paid that is attributable to the exercise of the incentive option. This credit is available in the first year following the year of exercise in which the participant has a regular tax liability.

Gain realized by a participant upon a sale of stock issued on exercise of an incentive stock option is taxable as long-term capital gain if the participant disposes of the shares more than two years after the date of grant of the option and more than one year after the date of exercise. If the participant disposes of the shares less than two years after the date of grant or less than one year after the date of exercise (a “disqualifying disposition”), the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the lower of the fair market value of the shares on the date of exercise or on the date of disposition of the shares. If the amount realized in a disqualifying disposition exceeds the fair market value of the shares on the date of exercise, the gain realized, in excess of the amount taxed as ordinary income as indicated above, will be taxed as capital gain. Any loss realized upon a disqualifying disposition will be treated as a capital loss. Capital gains and losses resulting from disqualifying dispositions will be treated as long-term or short-term depending upon whether the shares were held for more or less than the applicable statutory holding period (which is currently more than one year for long-term capital gains). We will generally be entitled to a tax deduction in an amount equal to the amount the participant must recognize as ordinary income, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code.

Under the Plan, the Plan Committee may permit a participant to pay the exercise price of an incentive option by delivering shares of our common stock already owned by the participant. A participant should consult tax his or her personal tax advisor to determine the specific tax consequences applicable to him or her of using shares of our common stock to pay a portion of the exercise price.

Beginning in 2010, Newport is required to file a Form 3921 with the Internal Revenue Service reporting the exercise of an incentive stock option by a participant, and is required to provide a copy to the participant.

Nonqualified Stock Options

A participant who receives a nonqualified stock option will not recognize taxable income upon the grant of the option. Generally, upon exercise of a nonqualified stock option the participant will recognize ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the date of exercise. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code. A participant’s tax basis for the stock (other than stock acquired by delivering shares of our common stock already owned by the participant) for purposes of determining gain or loss on the subsequent disposition of the shares generally will be the fair market value of the stock on the date of exercise of the nonqualified stock option.

Under the Plan, the Plan Committee may permit a participant to pay the exercise price of a nonqualified stock option by delivering shares of our common stock already owned by the participant. A participant should consult tax his or her personal tax advisor to determine the specific tax consequences applicable to him or her of using shares of our common stock to pay a portion of the exercise price.

Stock Appreciation Rights

A participant who receives a stock appreciation right will not recognize taxable income upon receipt of the right. However, the participant will recognize taxable income at the time the stock appreciation right is exercised or settled, in an amount equal to the fair market value of the shares to which the participant is entitled upon such exercise or settlement. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code. The participant’s basis in the shares will be equal to the amount of ordinary income recognized upon the receipt of such shares.

Restricted Stock

If a grantee or purchaser of restricted stock makes an election under Section 83(b) of the Code (a “Section 83(b) election”) within 30 days after the date of award or purchase of restricted stock, or if the stock is not subject to forfeiture or repurchase, then the participant will recognize ordinary income as of the date of grant or purchase in an amount equal to the excess of the fair market value of such shares on the date of award or purchase over the purchase price, if any, paid for such shares.

If no Section 83(b) election is made in connection with the receipt of restricted stock and the restricted stock is subject to forfeiture or repurchase, a taxable event will occur on each date the participant’s ownership rights vest as to the number of shares that vest on that date, and the holding period for capital gain purposes will not commence until the date the shares vest. The participant will recognize ordinary income on each date shares vest in an amount equal to the excess of the fair market value of such shares on that date over the amount, if any, paid for such shares. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code. The participant’s basis in the shares will generally be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Restricted Stock Units

A participant who receives a restricted stock unit award will not recognize taxable income upon receipt of the award. Generally, the participant will recognize ordinary income in the year in which the shares subject to that restricted stock unit are actually issued to the participant in an amount equal to the excess of the fair market value of the shares on the date of issuance over the amount, if any, paid for such shares. We will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant, subject to the possible limitations on deductibility under Section 280G and Section 162(m) of the Code. The participant’s basis in the shares will generally be equal to the purchase price, if any, increased by the amount of ordinary income recognized.

Tax Withholding

For any participant who is an employee, any income recognized by such participant in connection with the exercise or settlement of stock options, stock appreciation rights or restricted stock units or the vesting of (or valid Section 83(b) election with respect to) restricted stock granted under the Plan will be subject to income tax withholding by us. Under the Plan, we have the power to withhold, or require a participant to remit to us, an amount sufficient to satisfy all Federal, state and local withholding tax requirements. We may withhold such amounts from the participant’s compensation. If such compensation is insufficient to cover the amounts to be withheld, the participant will be required to make a direct payment to us for the balance of the tax withholding obligation. To the extent permissible under applicable tax, securities and other laws, the Plan Committee may, in its sole discretion, permit a participant to satisfy an obligation to pay any tax to any governmental entity in respect of any award up to an amount determined on the basis of the highest marginal tax rate applicable to such participant, in whole or in part, by (1) directing us to apply shares of common stock to which the participant is entitled as a result of the exercise or settlement of a stock option, stock appreciation right or restricted stock unit or as a result of the lapse of restrictions on restricted stock, or (2) delivering to us shares of common stock owned by the participant.

Tax Deduction Limitations

Section 162(m) of the Code generally limits to $1.0 million the amount that a publicly-held corporation is allowed each year to deduct for the compensation paid to the corporation’s chief executive officer and each of the corporation’s four most highly compensated executive officers other than the chief executive officer. However, “performance-based” compensation is not subject to the $1.0 million deduction limit. In general, to qualify as performance-based compensation, the following requirements must be satisfied: (1) payments must be computed on the basis of an objective, performance-based compensation standard determined by a committee consisting solely of two or more “outside directors,” (2) the material terms under which the compensation is to be paid, including the business criteria upon which the performance goals are based, and a limit on the maximum amount which may be paid to any participant pursuant to any award with respect to any performance period, must be approved by the corporation’s stockholders, and (3) the committee must certify in writing whether, and the extent to which, the applicable performance goals have been satisfied before payment of any performance-based compensation is made. The Plan Committee currently consists solely of “outside directors” as defined for purposes of Section 162(m) of the Code, and it is the intent of the Board that all future Plan Committee members will also satisfy that definition. Stock options and stock appreciation rights, the terms of which limit the amount of compensation that an employee may receive to an increase in the value of the underlying stock covered by the option or right after the date of grant, automatically satisfy the performance goal requirement described in item (1) above.

Information Regarding Existing Equity Compensation Plans

Securities Authorized for Issuance Under Equity Compensation Plans at 2010 Fiscal Year End

The following table sets forth information with respect to securities authorized for issuance under our equity compensation plans as of January 1, 2011:

Equity Compensation Plan Information at 2010 Fiscal Year End

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders(1)	4,462,739	$11.11	2,295,386
Equity Compensation Plans Not Approved by Security Holders(2)	10,250	$49.68	—

Total	4,472,989		2,295,386

(1)

The number of shares reflected in column (a) for equity compensation plans approved by security holders includes (i) outstanding options to purchase an aggregate of 1,729,814 shares of our common stock, which were issued under our 1992 Stock Incentive Plan and our 2001 Stock Incentive Plan, (ii) outstanding stock-settled stock appreciation rights with respect to an aggregate of 1,149,835 shares of our common stock, which were issued under our 2006 Performance-Based Stock Incentive Plan, and (iii) outstanding restricted stock units representing the right to receive upon vesting an aggregate of 1,583,090 shares of our common stock, which were issued under our 2006 Performance-Based Stock Incentive Plan. The weighted-average exercise price reflected in column (b) for equity compensation plans approved by security holders represents the combined weighted-average exercise price (or base value) of all outstanding options (having a weighted-average exercise price of $14.11 per share) and all outstanding stock-settled stock appreciation rights (having a weighted-average base value of $6.60 per share). All outstanding restricted stock units were awarded without payment of any purchase price. The number of shares reflected in column (c) for equity compensation plans approved by security holders consists of shares available for future grant under our 2006 Performance-Based Stock Incentive Plan as of January 1, 2011. All prior equity compensation plans have been previously terminated for the purposes of future grants.

(2)

The number of shares reflected in column (a) for equity compensation plans not approved by security holders consists of outstanding options to purchase shares of our common stock issued under our 1999 Stock Incentive Plan (1999 Plan).

Equity Compensation Plans Not Approved by Security Holders. In November 1999, our Board adopted our 1999 Plan, pursuant to which nonqualified options to purchase shares of our common stock were granted to employees (excluding officers and members of our Board) from November 1999 until May 2001. In May 2001, upon the approval by our stockholders of our 2001 Stock Incentive Plan, the 1999 Plan was terminated for the purposes of future grants. As of January 1, 2011, options to purchase a total of 10,250 shares of our common stock were outstanding under the 1999 Plan. All options granted under the 1999 Plan were granted at an exercise price equal to the fair market value of the common stock on the grant date, and generally vested in 25% increments on each of the first four anniversaries of the grant date. No option is exercisable more than ten years following the grant date.

Equity Compensation Plan Activity Following 2010 Fiscal Year End

Since the end of our fiscal year 2010, a total of 373,520 restricted stock units, which had been awarded in 2008, were forfeited as we did not achieve the financial performance goals applicable to such awards. Certain restricted stock units, stock options and stock appreciation rights have also been forfeited or cancelled due to termination of service by the grantee, and certain stock options have expired. In addition, since the end of our fiscal year 2010, a total of 454,611 restricted stock units vested and were settled, and a total of 77,285 stock options and stock appreciation rights have been exercised.

Accordingly, as of March 25, 2011, the following awards were outstanding under our equity compensation plans:

•	a total of 745,900 restricted stock units, having a weighted average grant date fair value of $8.83 per share;

•	a total of 1,666,226 stock options, having a weighted average exercise price of $14.20 per share, and a weighted average remaining contractual life of 2.4 years; and

•	a total of 1,136,230 stock-settled stock appreciation rights, having a weighted average base value of $6.62 per share, and a weighted average remaining contractual life of 5.3 years.

All stock options and stock-settled stock appreciation rights outstanding as of March 25, 2011 had a combined weighted average exercise price (or base value) of $11.13 per share and a combined weighted average remaining contractual life of 3.6 years.

As noted above, upon approval of the Plan by stockholders, our 2006 Performance-Based Stock Incentive Plan will be terminated for the purposes of future grants, and Newport will only have the 6,000,000 shares authorized for issuance under the Plan available for future grants.

Approval of Proposal

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the Plan unless otherwise specified in the proxy.

The Board of Directors recommends a vote “FOR” the approval of the 2011 Stock Incentive Plan.

PROPOSAL FOUR

ADVISORY VOTE ON THE APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the Securities and Exchange Commission that were recently adopted to implement certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to approve, on an advisory, non-binding basis, the compensation of our named executive officers, as such compensation is described in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission. Although the vote on this proposal is not binding on Newport, our Board or our Compensation Committee, our Board gives serious consideration to the positions of our stockholders, and the Board and the Compensation Committee will consider the outcome of the vote in developing compensation programs and making compensation decisions in the future.

We have highlighted below some key aspects of our executive compensation program. We urge our stockholders to review the more detailed description of our executive compensation program contained in the section entitled “Compensation Discussion and Analysis” beginning on page 13 and in the compensation tables and accompanying narrative disclosures beginning on page 24.

Highlights of Our Compensation Program

Emphasis on Pay-for-Performance

The Compensation Committee of our Board maintains a performance-based compensation philosophy. A significant portion of each named executive officer’s total compensation is tied to the achievement of challenging performance objectives. For 2010, the target payouts under our annual cash incentive plan and the grant date values of awards granted under our equity incentive plan, all of which were subject to the achievement of performance goals, accounted for approximately 53% to 67% of each named executive officer’s total compensation.

Our annual cash incentive plan provides for payouts that are 100% tied to the achievement of financial performance goals. The financial measures assigned to each named executive officer for 2010 include a combination of revenue, profitability, cash flow, and return on capital or assets measures, which encourage profitable growth and strong cash generation. In addition, the vesting of all equity awards granted to our executives in 2010 was conditioned upon achievement of a profitability goal for 2010, in addition to a time-based schedule. The Compensation Committee intends to continue to tie all payouts under our cash incentive plans and a significant portion of equity compensation to the achievement of performance objectives in the future.

Alignment with Long-Term Interests of Stockholders

We provide a significant portion of each named executive officer’s compensation in the form of equity awards that vest over multiple years, which encourage the executive to remain employed by us and to drive sustained, long-term financial performance. In 2010, our executives received a combination of restricted stock units and stock-settled stock appreciation rights having both performance-based conditions and a three-year time-based vesting schedule. The stock appreciation rights awarded to our executives are intended to incentivize them to drive performance that will increase stockholder value, as such awards provide benefits only if and to the extent that our stock price increases following the grant date. We believe that the types and structure of equity awards granted to our executives align the interests of our executives with those of our stockholders to build long-term stockholder value, while also minimizing stockholder dilution.

Competitive Pay Reflecting Best Practices

We pay compensation to our named executive officers at levels that are competitive with other technology companies of similar size and scope, as measured by a range of annual revenue, headcount and market capitalization. Our general practice is to target base salaries, total cash compensation and equity compensation at the 50th percentile of these peer companies. Our Compensation Committee regularly engages compensation consultants to conduct reviews of the compensation of our executives in relation to our peer companies to ensure that our pay is appropriately competitive to attract and retain our executive talent.

Recommendation

Our Board believes that our executive compensation program is designed appropriately to attract and retain high-caliber executives required for the success of our business and to ensure that the interests of our executives are well aligned with the interests of our stockholders. Accordingly, we are asking our stockholders to indicate their support for the compensation of our named executive officers by voting FOR the adoption of the following resolution:

“RESOLVED, that the compensation paid to Newport’s named executive officers, as disclosed pursuant to the disclosure rules of the Securities and Exchange Commission in the section entitled “Compensation Discussion and Analysis,” the tabular disclosures regarding such compensation and the accompanying narrative disclosures in Newport’s proxy statement for its 2011 annual meeting of stockholders, is hereby approved.”

Vote Required

Approval of this proposal requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy. Proxies received in response to this solicitation will be voted in favor of the approval of the compensation of our named executive officers unless otherwise specified in the proxy. This vote is advisory and, therefore, will not be binding on Newport or our Board.

The Board of Directors recommends a vote “FOR” this proposal.

PROPOSAL FIVE

ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE

APPROVAL OF COMPENSATION OF NAMED EXECUTIVE OFFICERS

Pursuant to the rules of the Securities and Exchange Commission that were recently adopted to implement certain provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are asking our stockholders to approve, on an advisory, non-binding basis, how frequently we will seek an advisory vote from stockholders on the approval of the compensation of our named executive officers. In accordance with Securities and Exchange Commission rules, we are providing stockholders with the option to choose a frequency of three years, two years or one year, or to abstain from voting on this proposal.

Our Board of Directors recommends that Newport hold a stockholder advisory vote on the approval of the compensation of our named executive officers once every THREE YEARS (or “triennial vote”) for the following reasons:

•

A triennial vote allows stockholders to provide regular input regarding our compensation programs, while also providing stockholders with sufficient time to evaluate the effectiveness of our short-term and long-term compensation strategies and to better judge our compensation programs in relation to our long-term performance.

•

With a triennial vote, our Compensation Committee and our Board will have sufficient time to thoughtfully evaluate the results of our stockholders’ advisory votes on executive compensation and to implement any appropriate changes to our compensation programs in response thereto.

•

The structure of compensation programs and levels of compensation paid to executives in our markets evolve over multiple years. A triennial vote will allow us to review evolving practices in the market to ensure that our compensation programs are competitive and reflect best practices.

You may cast your vote by choosing the option of three years, two years, or one year, or abstain from voting, in response to the resolution set forth below:

“RESOLVED, that an advisory stockholder vote to approve the compensation paid to Newport’s named executive officers, as disclosed in Compensation Discussion and Analysis, the tabular disclosures regarding such compensation and the accompanying narrative disclosures, be submitted to Newport’s stockholders every: (i) three years, (ii) two years or (iii) one year, with such frequency that receives the highest number of votes cast being the preferred advisory vote of stockholders.”

This advisory vote on the frequency of advisory votes on the approval of the compensation of our named executive officers will be determined by a plurality of the votes cast. Although the vote on this proposal is not binding on Newport or our Board, our Board gives serious consideration to the positions of our stockholders and will consider the outcome of this vote in determining how frequently we will seek an advisory vote from stockholders on the compensation of our named executive officers. However, the Board may decide that it is in the best interests of Newport and our stockholders to hold an advisory vote on executive compensation more or less frequently than the option voted by our stockholders.

The Board recommends that stockholders vote to hold advisory votes on the approval of the compensation of our named executive officers once every THREE YEARS.

Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

By order of the Board of Directors

/s/ Jeffrey B. Coyne
Jeffrey B. Coyne Senior Vice President, General Counsel and Corporate Secretary

APPENDIX A

NEWPORT CORPORATION

2011 STOCK INCENTIVE PLAN

The 2011 STOCK INCENTIVE PLAN (the “Plan”) is hereby established and adopted this 25th day of March 2011 (the “Effective Date”) by Newport Corporation, a Nevada Corporation (the “Company”). Upon approval of the Plan by the Company’s stockholders, the Plan shall replace the Company’s 2006 Performance-Based Stock Incentive Plan.

ARTICLE 1.

PURPOSES OF THE PLAN

1.1        Purposes. The purposes of the Plan are (a) to enhance the Company’s ability to attract and retain the services of qualified employees, officers, directors, consultants and other service providers upon whose judgment, initiative and efforts the successful conduct and development of the Company’s business largely depends, and (b) to provide additional incentives to such persons or entities to devote their utmost effort and skill to the advancement and betterment of the Company, by providing them an opportunity to participate in the ownership of the Company that is tied to the Company’s performance, thereby giving them an interest in the success and increased value of the Company.

ARTICLE 2.

DEFINITIONS

For purposes of this Plan, the following terms shall have the meanings indicated:

2.1        Administrator. “Administrator” means the Board or, if the Board delegates responsibility for any matter to the Committee, the term Administrator shall mean the Committee.

2.2        Affiliated Company. “Affiliated Company” means:

(a)        with respect to Incentive Options, any “parent corporation” or “subsidiary corporation” of the Company, whether now existing or hereafter created or acquired, as those terms are defined in Sections 424(e) and 424(f) of the Code, respectively; and

(b)        with respect to Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards, any entity described in paragraph (a) of this Section 2.2 above, plus any other corporation, limited liability company (“LLC”), partnership or joint venture, whether now existing or hereafter created or acquired, with respect to which the Company beneficially owns more than fifty percent (50%) of: (1) the total combined voting power of all outstanding voting securities or (2) the capital or profits interests of an LLC, partnership or joint venture.

2.3        Base Value.   “Base Value” shall have the meaning as set forth in Section 8.3 below.

2.4        Board.   “Board” means the Board of Directors of the Company.

2.5        Change in Control.   “Change in Control” shall mean:

(a)        The acquisition, directly or indirectly, in one transaction or a series of related transactions, by any person or group (within the meaning of Section 13(d)(3) of the Exchange Act) of the beneficial ownership of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of all outstanding securities of the Company;

(b)        A merger or consolidation in which the Company is not the surviving entity, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such merger or consolidation hold as a result of holding Company securities prior to such transaction, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the surviving entity (or the parent of the surviving entity) immediately after such merger or consolidation;

(c)        A reverse merger in which the Company is the surviving entity but in which the holders of the outstanding voting securities of the Company immediately prior to such merger hold, in the aggregate, securities possessing less than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the Company or of the acquiring entity immediately after such merger;

(d)        The sale, transfer or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company, except for a transaction in which the holders of the outstanding voting securities of the Company immediately prior to such transaction(s) receive as a distribution with respect to securities of the Company, in the aggregate, securities possessing more than fifty percent (50%) of the total combined voting power of all outstanding voting securities of the acquiring entity immediately after such transaction(s); or

(e)        The approval by the stockholders of a plan or proposal for the liquidation or dissolution of the Company.

2.6        Code.  “Code” means the Internal Revenue Code of 1986, as amended from time to time.

2.7        Committee.  “Committee” means a committee of two or more members of the Board appointed to administer the Plan, as set forth in Section 9.1 hereof.

2.8        Common Stock.  “Common Stock” means the Common Stock of the Company, subject to adjustment pursuant to Section 4.4 hereof.

2.9        Company.  “Company” means Newport Corporation, a Nevada corporation, or any entity that is a successor to the Company.

2.10        Covered Employee.  “Covered Employee” means the Chief Executive Officer of the Company (or the individual acting in a similar capacity) and the four (4) other individuals that are the highest compensated executive officers of the Company for the relevant taxable year for whom total compensation is required to be reported to stockholders under the Exchange Act.

2.11        Disability.  “Disability” means permanent and total disability as defined in Section 22(e)(3) of the Code. The Administrator’s determination of a Disability or the absence thereof shall be conclusive and binding on all interested parties.

2.12        DRO.  “DRO” means a domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

2.13        Effective Date.  “Effective Date” means the date on which the Plan was originally adopted by the Board, as set forth on the first page hereof.

2.14        Exchange Act.  “Exchange Act” means the Securities and Exchange Act of 1934, as amended.

2.15        Exercise Price.  “Exercise Price” means the purchase price per share of Common Stock payable by the Optionee to the Company upon exercise of an Option.

2.16        Fair Market Value.  “Fair Market Value” on any given date means the value of one share of Common Stock, determined as follows:

  (a)        If the Common Stock is then listed or admitted to trading on the Nasdaq stock market or another stock exchange or market system which reports closing sale prices, the Fair Market Value shall be the closing sale price on the date of valuation on such Nasdaq market system or principal stock exchange on which the Common Stock is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Common Stock on such Nasdaq stock market or other exchange or market system on the next preceding day on which a closing sale price is reported.

(b)        If the Common Stock is not then listed or admitted to trading on the Nasdaq stock market or another stock exchange or market system which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Common Stock in the over-the-counter market on the date of valuation.

(c)        If neither (a) nor (b) is applicable as of the date of valuation, then the Fair Market Value shall be determined by the Administrator in good faith using any reasonable method of valuation, which determination shall be conclusive and binding on all interested parties.

2.17        Incentive Option.  “Incentive Option” means any Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

2.18        Incentive Option Agreement.  “Incentive Option Agreement” means an Option Agreement with respect to an Incentive Option.

2.19        NASD Dealer.  “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

2.20        Nonqualified Option.  “Nonqualified Option” means any Option that is not an Incentive Option. To the extent that any Option designated as an Incentive Option fails in whole or in part to qualify as an Incentive Option, including, without limitation, for failure to meet the limitations applicable to a 10% Stockholder or because it exceeds the annual limit provided for in Section 5.7 below, it shall to that extent constitute a Nonqualified Option.

2.21        Nonqualified Option Agreement.  “Nonqualified Option Agreement” means an Option Agreement with respect to a Nonqualified Option.

2.22        Option.  “Option” means any option to purchase Common Stock granted pursuant to the Plan.

2.23        Option Agreement.  “Option Agreement” means the written agreement entered into between the Company and the Optionee with respect to an Option granted under the Plan.

2.24        Optionee.  “Optionee” means any Participant who holds an Option.

2.25        Participant.  “Participant” means an individual or entity that holds an Option, Stock Appreciation Right, shares of Restricted Stock or Restricted Stock Units under the Plan.

2.26        Performance Criteria.  “Performance Criteria” means one or more of the following as established by the Committee, which may be stated as a target percentage or dollar amount, a percentage increase over a base period percentage or dollar amount, performance relative to a specified peer company or companies, or the occurrence of a specific event or events:

(a)	Consolidated, divisional or business unit sales;

(b)	Consolidated, divisional or business unit gross margin;

(c)	Consolidated, divisional or business unit operating income;

(d)	Divisional or business unit contributed profit;

(e)	Consolidated pre-tax income;

(f)	Consolidated net income;

(g)	Earnings before interest, taxes, depreciation and amortization (“EBITDA”);

(h)	Earnings per common share (“EPS”);

(i)	Consolidated net income of the Company divided by the average consolidated common stockholders equity (“ROE”);

(j)	Consolidated return on invested capital (“ROIC”)

(k)	Divisional or business unit return on selected assets (“ROA”)

(l)	Consolidated, divisional or business unit cash flow from operations or free cash flow (“Cash Flow”);

(m)	Cost containment or reduction;

(n)	The percentage increase in the market price of the Company’s common stock over a stated period; and

(o)	Individual business objectives.

2.27        Purchase Price.  “Purchase Price” means the purchase price payable to purchase a share of Restricted Stock, or a Restricted Stock Unit, which, in the sole discretion of the Administrator, may be zero (0), subject to limitations under applicable law.

2.28        Repurchase Right.  “Repurchase Right” means the right of the Company to repurchase either unvested shares of Restricted Stock pursuant to Section 6.6 or to cancel unvested Restricted Stock Units pursuant to Section 7.6.

2.29        Restricted Stock.  “Restricted Stock” means shares of Common Stock issued pursuant to Article 6 hereof, subject to any restrictions and conditions as are established pursuant to such Article 6.

2.30        Restricted Stock Award.  “Restricted Stock Award” means either the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.31        Restricted Stock Award Agreement.  “Restricted Stock Award Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of Restricted Stock or the grant of Restricted Stock Units under the Plan.

2.32        Restricted Stock Unit.  “Restricted Stock Unit” means the right to receive one share of Common Stock issued pursuant to Article 7 hereof, subject to any restrictions and conditions as are established pursuant to such Article 7.

2.33        Service Provider.  “Service Provider” means a consultant or other person or entity the Administrator authorizes to become a Participant in the Plan and who provides services to (i) the Company, (ii) an Affiliated Company, or (iii) any other business venture designated by the Administrator in which the Company or an Affiliated Company has a significant ownership interest.

2.34        Stock Appreciation Right.  “Stock Appreciation Right” means a contractual right granted to a Participant under Section 8 hereof, the exercise or settlement of which entitles the Participant to receive shares of the Company’s Common Stock having a Fair Market Value equal to the difference between the Base Value per share, as set forth in Section 8.3 below, of the right and the Fair Market Value of a share of Common Stock multiplied by the number of shares subject to the right at such time, subject to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Right Agreement.

2.35        Stock Appreciation Right Agreement.  “Stock Appreciation Right Agreement” means the written agreement entered into between the Company and a Participant evidencing the issuance of a Stock Appreciation Right under the Plan.

2.36        Stock Appreciation Rights Holder.  “Stock Appreciation Rights Holder” means any Participant who holds a Stock Appreciation Right.

2.37        10% Stockholder.  “10% Stockholder” means a person who, as of a relevant date, owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or of an Affiliated Company.

ARTICLE 3.

ELIGIBILITY

3.1        Incentive Options.  Only employees of the Company or of an Affiliated Company (including members of the Board if they are employees of the Company or of an Affiliated Company) are eligible to receive Incentive Options under the Plan.

3.2        Nonqualified Options, Stock Appreciation Rights and Restricted Stock Awards.  Employees of the Company or of an Affiliated Company, members of the Board (whether or not employed by the Company or an Affiliated Company), and Service Providers are eligible to receive Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards under the Plan.

3.3        Section 162(m) Limitation.  In no event shall any Participant be granted Options or Stock Appreciation Rights in any one calendar year pursuant to which the aggregate number of shares of Common Stock that may be acquired thereunder exceeds three hundred thousand (300,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.4 hereof. In no event shall any Participant be granted Restricted Stock Awards in any one calendar year pursuant to which the aggregate number of shares of Common Stock governed by such Restricted Stock Awards exceeds two hundred thousand (200,000), subject to adjustment as to the number and kind of shares pursuant to Section 4.4 hereof.

ARTICLE 4.

PLAN SHARES

4.1        Shares Subject to the Plan.  Subject to the limitations set forth in Sections 4.2 and 4.3 hereof, and subject to adjustment as to the number and kind of shares pursuant to Section 4.4 hereof, the number of shares of Common Stock that may be issued under the Plan shall be six million (6,000,000) shares. Upon approval of the Plan by the Company’s stockholders, the Company’s 2006 Performance-Based Stock Incentive Plan will be terminated for purposes of future grants, and the Company will only have the 6,000,000 shares authorized for issuance pursuant to this Section 4.1 available for future grants.

4.2        Limitation on Incentive Options.  The maximum number of shares of Common Stock that may be issued under the Plan as Incentive Options shall be two million (2,000,000) shares, subject to adjustment as to the number and kind of shares pursuant to Section 4.4 hereof.

4.3        Share Counting.

(a)        For purposes of the share limit set forth in Section 4.1 above, an award that is an Option or a Stock Appreciation Right shall be counted against the share limit as one (1) share for each share of Common Stock subject to such Option or Stock Appreciation Right, and an award of Restricted Stock or Restricted Stock Units shall be counted against the share limit as one and seven tenths (1.7) shares for each share of Common Stock subject to such award of Restricted Stock or Restricted Stock Units, subject to adjustment as to the number and kind of shares pursuant to Section 4.4 hereof.

(b)        For purposes of the share limit set forth in Section 4.1 above, upon the exercise or settlement of an Option or a Stock Appreciation Right, or the issuance or vesting of Restricted Stock or a Restricted Stock Unit, the number of shares reserved for issuance under the Plan will be reduced by the gross number of shares that had been counted against the share limit for the award subject to such exercise, settlement, issuance or vesting, and not by the net amount of shares actually issued to the Participant. Such gross amount shall include, in addition to the number of shares issued to the Participant, any shares subject to the award which are surrendered by the

Participant or withheld by the Company in satisfaction of tax withholding obligations in connection with the exercise, settlement, issuance or vesting of the Option, Stock Appreciation Right or Restricted Stock Award.

(c)        For purposes of the share limit set forth in Section 4.1 above, in the event that (i) all or any portion of any Option or Stock Appreciation Right granted under the Plan can no longer under any circumstances be exercised or settled, or (ii) any shares of Common Stock are reacquired by the Company or forfeited by a Participant pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement (excluding any shares subject to an award which are surrendered by a Participant or withheld by the Company in satisfaction of tax withholding obligations in connection with the exercise, settlement, issuance or vesting of an Option, Stock Appreciation Right or Restricted Stock Award), the number of shares of Common Stock that had been counted against the share limit allocable to the unexercised or unsettled portion of such Option or Stock Appreciation Right or the shares so reacquired or forfeited shall again be available for grant or issuance under the Plan.

4.4        Changes in Capital Structure.  In the event that the outstanding shares of Common Stock are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of a recapitalization, stock split, reverse stock split, reclassification, stock dividend, or other change in the capital structure of the Company, then appropriate adjustments shall be made by the Administrator to the aggregate number and kind of shares subject to this Plan, the number and kind of shares and the price per share subject to outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements and the limits on the number of shares under Sections 3.3, 4.2 and 4.3 all in order to preserve, as nearly as practical, but not to increase, the benefits to Participants.

ARTICLE 5.

OPTIONS

5.1        Grant of Stock Options.  The Administrator shall have the right to grant pursuant to this Plan Options subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria.

5.2        Option Agreements.  Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement which shall specify the number of shares subject thereto, vesting provisions relating to such Option, the Exercise Price per share, and whether the Option is an Incentive Option or Nonqualified Option. As soon as is practical following the grant of an Option, an Option Agreement shall be duly executed and delivered by or on behalf of the Company to the Optionee to whom such Option was granted. Each Option Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

5.3        Exercise Price.  The Exercise Price per share of Common Stock covered by each Option shall be determined by the Administrator, subject to the following: (a) the Exercise Price of an Incentive Option shall not be less than 100% of Fair Market Value on the date the Incentive Option is granted, (b) the Exercise Price of a Nonqualified Option shall not be less than 100% of Fair Market Value on the date the Nonqualified Option is granted, and (c) if the person to whom an Incentive Option is granted is a 10% Stockholder on the date of grant, the Exercise Price shall not be less than 110% of Fair Market Value on the date the Incentive Option is granted. However, an Option may be granted with an exercise price lower than that set forth in the preceding sentence if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424 of the Code.

5.4        Payment of Exercise Price.  Payment of the Exercise Price shall be made upon exercise of an Option and may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Optionee, which surrendered shares shall be valued at Fair Market Value as of the date of such exercise; (d) the cancellation of indebtedness of the Company to the Optionee; (e) the waiver of compensation due or accrued to the Optionee for services rendered; (f) provided that a public market for the Common Stock exists, a “same day sale” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the shares so purchased to pay for the Exercise Price and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; (g) provided that a public market for the Common Stock exists, a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such shares to forward the Exercise Price directly to the Company; or (h) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

5.5        Term and Termination of Options.  Except for issuances of Incentive Options to 10% Stockholders, the term and provisions for termination of each Option shall be as fixed by the Administrator, but no Option may be exercisable more than seven (7) years after the date it is granted. With respect to the issuance of Incentive Options to 10% Stockholders, the term and provisions for termination of each such Incentive Option shall not exceed five (5) years after the date it is granted.

5.6        Vesting and Exercise of Options.  Each Option shall vest and become exercisable in one or more installments, at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

5.7        Annual Limit on Incentive Options.  To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the Common Stock with respect to which Incentive Options granted under this Plan and any other plan of the Company or any Affiliated Company become exercisable for the first time by an Optionee during any calendar year shall not exceed $100,000.

5.8        Nontransferability of Options.  Except as otherwise provided in this Section 5.8, Options shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Optionee, Options shall be exercisable only by the Optionee. At the discretion of the Committee and in accordance with rules it establishes from time to time, Optionees may be permitted to transfer some or all of their Nonqualified Options to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Optionee (or such Optionee’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Nonqualified Option; (ii) the Optionee shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the Optionee, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

5.9        Rights as a Stockholder.  An Optionee or permitted transferee of an Option shall have no rights or privileges as a stockholder with respect to any shares covered by an Option until such Option has been duly exercised and certificates or book entries representing shares purchased upon such exercise have been issued or registered to such person.

5.10        Repricing Prohibited.  Except in connection with a change in the capital structure of the Company as described in Section 4.4 hereof, the terms of any outstanding Options may not be amended to reduce the exercise price of any outstanding Options or to cancel any outstanding Options in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or base value that is less than the exercise price of the original Options, and no other modification that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market may be made to any Options, without the prior approval of the Company’s stockholders.

5.11        Compliance with Code Section 409A.  Notwithstanding anything in this Article 5 to the contrary, all Option Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 6.

RESTRICTED STOCK

6.1        Issuance of Restricted Stock.  The Administrator shall have the right to issue pursuant to this Plan, at a Purchase Price determined by the Administrator, shares of Common Stock subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

6.2        Restricted Stock Agreements.  A Participant shall have no rights with respect to the shares of Restricted Stock covered by a Restricted Stock Award Agreement until the Participant has paid the full Purchase Price, if any, to the Company in the manner set forth in Section 6.3(b) hereof and has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

6.3        Purchase Price.

(a)        Amount.  Restricted Stock may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b)        Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

6.4        Vesting of Restricted Stock.  The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock may vest, as shall be determined by the Administrator.

6.5        Rights as a Stockholder.  Upon complying with the provisions of Section 6.2 hereof, a Participant shall have the rights of a stockholder with respect to the Restricted Stock acquired pursuant to a Restricted Stock Award Agreement, including voting and dividend rights, subject to the terms, restrictions and conditions as are set forth in such Restricted Stock Award Agreement. Unless the Administrator shall determine otherwise, certificates or book entries evidencing shares of Restricted Stock shall remain in the possession or control of the Company until such shares have vested in accordance with the terms of the Restricted Stock Award Agreement.

6.6        Restrictions.  Until vested, shares of Restricted Stock may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except for transfers other than for value as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide, in the discretion of the Administrator, that the Company may, at the discretion of the

Administrator, exercise a Repurchase Right to repurchase at the original Purchase Price the shares of Restricted Stock that have not vested as of the date of termination.

6.7        Compliance with Code Section 409A. Notwithstanding anything in this Article 6 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 7.

RESTRICTED STOCK UNITS

7.1        Grants of Restricted Stock Units.  The Administrator shall have the right to grant Restricted Stock Units pursuant to this Plan, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria, which require the Committee to certify in writing whether and the extent to which such performance goals were achieved before such restrictions are considered to have lapsed.

7.2        Restricted Stock Unit Agreements.  A Participant shall have no rights with respect to the Restricted Stock Units covered by a Restricted Stock Award Agreement until the Participant has executed and delivered to the Company the applicable Restricted Stock Award Agreement. Each Restricted Stock Award Agreement shall be in such form, and shall set forth the Purchase Price, if any, and such other terms, conditions and restrictions of the Restricted Stock Award Agreement, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable. Each such Restricted Stock Award Agreement may be different from each other Restricted Stock Award Agreement.

7.3        Purchase Price.

(a)        Amount.  Restricted Stock Units may be issued to Participants for such consideration as is determined by the Administrator in its sole discretion, including no consideration or such minimum consideration as may be required by applicable law.

(b)        Payment.  Payment of the Purchase Price, if any, may be made, in the discretion of the Administrator, subject to any legal restrictions, by: (a) cash; (b) check; (c) the surrender of shares of Common Stock owned by the Participant (provided that shares acquired pursuant to the exercise of options granted by the Company shall have been held by the Participant for the requisite period necessary to avoid a charge to the Company’s earnings for financial reporting purposes), which surrendered shares shall be valued at Fair Market Value as of the date of such acceptance; (d) the cancellation of indebtedness of the Company to the Participant; (e) the waiver of compensation due or accrued to the Participant for services rendered; or (f) any combination of the foregoing methods of payment or any other consideration or method of payment as shall be permitted by applicable law.

7.4        Vesting and Settlement of Restricted Stock Units.  The Restricted Stock Award Agreement shall specify the date or dates, the performance goals, if any, established by the Committee with respect to one or more Performance Criteria that must be achieved, and any other conditions on which the Restricted Stock Units may vest, and the timing and manner in which the Restricted Stock Units shall be settled, as shall be determined by the Administrator.

7.5        Rights as a Stockholder.  Holders of Restricted Stock Units shall not be entitled to vote or to receive dividends unless or until they become owners of the shares of Common Stock pursuant to their Restricted Stock Award Agreement and the terms and conditions of the Plan.

7.6        Restrictions.  Until vested, Restricted Stock Units may not be sold, pledged or otherwise encumbered or disposed of and shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, except for transfers other than for value as specifically provided in the Restricted Stock Award Agreement or as authorized by the Administrator. In the event of termination of a Participant’s employment, service as a director of the Company or

Service Provider status for any reason whatsoever (including death or disability), the Restricted Stock Award Agreement may provide that all Restricted Stock Units that have not vested as of such date shall be automatically forfeited by the Participant. However, if, with respect to such unvested Restricted Stock Units the Participant paid a Purchase Price, the Administrator shall have the right, exercisable at the discretion of the Administrator, to exercise a Repurchase Right to cancel such unvested Restricted Stock Units upon payment to the Participant of the original Purchase Price. The Participant shall forfeit such unvested Restricted Stock Units upon the Administrator’s exercise of such right.

7.7        Compliance with Code Section 409A.  Notwithstanding anything in this Article 7 to the contrary, all Restricted Stock Award Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 8.

STOCK APPRECIATION RIGHTS

8.1        Grant of Stock Appreciation Rights.  The Administrator shall have the right to grant pursuant to this Plan Stock Appreciation Rights, subject to such terms, restrictions and conditions as the Administrator may determine at the time of grant. Such conditions may include, but are not limited to, continued employment or the achievement of specified performance goals or objectives established by the Committee with respect to one or more Performance Criteria. Stock Appreciation Rights may be granted on a basis that allows for the exercise of the right by the Participant or that provides for the automatic settlement of the right upon a specified date or event.

8.2        Stock Appreciation Right Agreements.  Each Stock Appreciation Right granted pursuant to this Plan shall be evidenced by a Stock Appreciation Right Agreement, which shall specify the number of shares subject thereto, vesting provisions relating to such Stock Appreciation Right and the Base Value per share. As soon as is practicable following the grant of a Stock Appreciation Right, a Stock Appreciation Right Agreement shall be duly executed and delivered by or on behalf of the Company to the Stock Appreciation Right Holder to whom such Stock Appreciation Right was granted. Each Stock Appreciation Right Agreement shall be in such form and contain such additional terms and conditions, not inconsistent with the provisions of this Plan, as the Administrator shall, from time to time, deem desirable.

8.3        Base Value.  The Base Value per share of Common Stock covered by each Stock Appreciation Right shall be determined by the Administrator, except that the Base Value of a Stock Appreciation Right shall not be less than 100% of Fair Market Value of the Common Stock on the date the Stock Appreciation Right is granted.

8.4        Term and Termination of Stock Appreciation Rights.  The term and provisions for termination of each Stock Appreciation Right shall be fixed by the Administrator, but no Stock Appreciation Right may be exercisable or subject to settlement more than seven (7) years after the date it is granted.

8.5        Vesting of Stock Appreciation Rights.  Each Stock Appreciation Right shall vest and become exercisable in one or more installments at such time or times and subject to such conditions, including without limitation continued employment or the achievement of specified performance goals or objectives established with respect to one or more Performance Criteria, as shall be determined by the Administrator.

8.6        Exercise or Settlement of Stock Appreciation Rights.  A Stock Appreciation Right will entitle the holder, upon exercise or other settlement of the Stock Appreciation Right, as applicable, to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise or settlement of the Stock Appreciation Right over the Base Value of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised or settled. Upon such exercise or settlement, the Company shall issue to the Stock Appreciation Right Holder a number of shares of Common Stock determined by dividing the amount determined under the preceding sentence by the Fair Market Value of such shares on the date of exercise or settlement, subject to applicable tax withholding requirements and to such conditions, as are set forth in this Plan and the applicable Stock Appreciation Rights Award Agreement.

8.7        Repricing Prohibited.  Except in connection with a change in the capital structure of the Company as described in Section 4.4 hereof, the terms of any outstanding Stock Appreciation Rights may not be amended to reduce the base value of any outstanding Stock Appreciation Rights or to cancel any outstanding Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price or base value that is less than the base value of the original Stock Appreciation Rights, and no other modification that would be treated as a “repricing” under the then applicable rules, regulations or listing requirements adopted by the Nasdaq Stock Market may be made to any Stock Appreciation Rights, without the prior approval of the Company’s stockholders.

8.8        Nontransferability of Stock Appreciation Rights.  Except as otherwise provided in this Section 8.8, Stock Appreciation Rights shall not be assignable or transferable except by will, the laws of descent and distribution or pursuant to a DRO entered by a court in settlement of marital property rights, and during the life of the Stock Appreciation Rights Holder, Stock Appreciation Rights shall be exercisable only by the Stock Appreciation Rights Holder. At the discretion of the Committee and in accordance with rules it establishes from time to time, Stock Appreciation Rights Holders may be permitted to transfer some or all of their Stock Appreciation Rights to one or more “family members,” which is not a “prohibited transfer for value,” provided that (i) the Stock Appreciation Rights Holder (or such holder’s estate or representative) shall remain obligated to satisfy all income or other tax withholding obligations associated with the exercise of such Stock Appreciation Right; (ii) the Stock Appreciation Rights Holder shall notify the Company in writing that such transfer has occurred and disclose to the Company the name and address of the “family member” or “family members” and their relationship to the holder, and (iii) such transfer shall be effected pursuant to transfer documents in a form approved by the Committee. For purposes of the foregoing, the terms “family members” and “prohibited transfer for value” have the meaning ascribed to them in the General Instructions to Form S-8 (or any successor form) promulgated under the Securities Act of 1933, as amended.

8.9        Rights as a Stockholder.  A Stock Appreciation Rights Holder or permitted transferee of a Stock Appreciation Rights Holder shall have no rights or privileges as a stockholder with respect to any shares covered by a Stock Appreciation Right until such Stock Appreciation Right has been duly exercised or settled and certificates or book entries representing shares issued upon such exercise or settlement have been issued or registered to such person.

8.10        Compliance with Code Section 409A.  Notwithstanding anything in this Article 8 to the contrary, all Stock Appreciation Right Agreements must be structured to satisfy the requirements of Code Section 409A, as determined by the Committee.

ARTICLE 9.

ADMINISTRATION OF THE PLAN

9.1        Administrator.  Authority to control and manage the operation and administration of the Plan shall be vested in the Board, which may delegate such responsibilities in whole or in part to a committee consisting of two (2) or more members of the Board (the “Committee”). Members of the Committee may be appointed from time to time by, and shall serve at the pleasure of, the Board. The Board may limit the composition of the Committee to those persons necessary to comply with the requirements of Section 162(m) of the Code and Section 16 of the Exchange Act. As used herein, the term “Administrator” means the Board or, with respect to any matter as to which responsibility has been delegated to the Committee, the term Administrator shall mean the Committee.

9.2        Powers of the Administrator.  In addition to any other powers or authority conferred upon the Administrator elsewhere in the Plan or by law, the Administrator shall have full power and authority: (a) to determine the persons to whom, and the time or times at which, Incentive Options, Nonqualified Options, Stock Appreciation Rights or Restricted Stock Awards shall be granted, the number of shares to be represented by each Option or Stock Appreciation Right and the number of shares of Common Stock to be subject to Restricted Stock Awards, and the consideration to be received by the Company upon the exercise of such Options or sale of the Restricted Stock or the Restricted Stock Units governed by such Restricted Stock Awards; (b) to interpret the Plan; (c) to create, amend or rescind rules and regulations relating to the Plan; (d) to determine the terms, conditions and restrictions contained in, and the form of, Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements; (e) to determine the identity or capacity of any persons who may be entitled to exercise a

Participant’s rights under any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement under the Plan; (f) to correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement; (g) to accelerate the vesting of any Option or Stock Appreciation Right or waive any repurchase rights of the Company with respect to Restricted Stock Awards; (h) to extend the expiration date of any Option or Stock Appreciation Right (subject to the maximum term permitted for any award as stated in the Plan); (i) to amend outstanding Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements to provide for, among other things, any change or modification which the Administrator could have included in the original Agreement or in furtherance of the powers provided for herein; and (j) to make all other determinations necessary or advisable for the administration of the Plan, but only to the extent not contrary to the express provisions of the Plan. Any action, decision, interpretation or determination made in good faith by the Administrator in the exercise of its authority conferred upon it under the Plan shall be final and binding on the Company and all Participants. Notwithstanding the foregoing, in no event shall the Administrator have the power or authority to take any action that would require the consent of the Company’s stockholders under the terms of the Plan unless such consent has been obtained.

9.3        Limitation on Liability.  No employee of the Company or member of the Board or Committee shall be subject to any liability with respect to duties under the Plan unless the person acts fraudulently or in bad faith. To the extent permitted by law, the Company shall indemnify each member of the Board or Committee, and any employee of the Company with duties under the Plan, who was or is a party, or is threatened to be made a party, to any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, by reason of such person’s conduct in the performance of duties under the Plan.

ARTICLE 10.

CHANGE IN CONTROL

10.1        Options and Stock Appreciation Rights.  In order to preserve a Participant’s rights with respect to any outstanding Options and Stock Appreciation Rights in the event of a Change in Control of the Company:

   (a)        Vesting of all outstanding Options and Stock Appreciation Rights shall accelerate automatically effective as of immediately prior to the consummation of the Change in Control unless the Options and Stock Appreciation Rights are to be assumed by the acquiring or successor entity (or parent thereof) or new options or new stock appreciation rights under a new stock incentive program (“New Incentives”) are to be issued in exchange therefor, as provided in subsection (b) below.

  (b)        Vesting of outstanding Options and Stock Appreciation Right Agreements shall not accelerate if and to the extent that: (i) the Options and Stock Appreciation Rights (including the unvested portion thereof) are to be assumed by the acquiring or successor entity (or parent thereof) or new options and stock appreciation rights of comparable value are to be issued in exchange therefor pursuant to the terms of the Change in Control transaction, or (ii) the Options and Stock Appreciation Rights (including the unvested portions thereof) are to be replaced by the acquiring or successor entity (or parent thereof) with New Incentives containing such terms and provisions as the Administrator in its discretion may consider equitable. If outstanding Options or Stock Appreciation Rights are assumed, or if New Incentives of comparable value are issued in exchange therefor, then each such Option and Stock Appreciation Right or new stock option or new stock appreciation right shall be appropriately adjusted, concurrently with the Change in Control, to apply to the number and class of securities or other property that the Optionee or Stock Appreciation Rights Holder would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option or Stock Appreciation Right had the Option or Stock Appreciation Right been exercised immediately prior to the Change in Control, and appropriate adjustment also shall be made to the Exercise Price such that the aggregate Exercise Price of each such Option or new option and the aggregate Base Value of each such Stock Appreciation Right or new stock appreciation right shall remain the same as nearly as practicable.

  (c)        If any Option or Stock Appreciation Right is assumed by an acquiring or successor entity (or parent thereof) or a New Incentive is issued in exchange therefor pursuant to the terms of a Change in Control transaction, then if so provided in an Option Agreement or a Stock Appreciation Right Award Agreement, the vesting of the Option, the Stock Appreciation Right or the New Incentive shall accelerate if and at such time as the Optionee’s or Stock Appreciation Rights Holder’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of the Change in Control, pursuant to such terms and conditions as shall be set forth in the Option Agreement or Stock Appreciation Right Agreement, as the case may be.

  (d)        If vesting of outstanding Options will accelerate pursuant to subsection (a) above, the Administrator in its discretion may provide, in connection with the Change in Control transaction, for the purchase or exchange of each Option for an amount of cash or other property having a value equal to the difference (or “spread”) between: (x) the value of the cash or other property that the Optionee would have received pursuant to the Change in Control transaction in exchange for the shares issuable upon exercise of the Option had the Option been exercised immediately prior to the Change in Control, and (y) the Exercise Price of the Option.

  (e)        The Administrator shall have the discretion to provide in each Option Agreement and Stock Appreciation Right Agreement other terms and conditions that relate to (i) vesting of such Option or Stock Appreciation Right in the event of a Change in Control, and (ii) assumption of such Options and Stock Appreciation Rights or issuance of comparable securities or New Incentives in the event of a Change in Control. The aforementioned terms and conditions may vary in each Option Agreement and Stock Appreciation Agreement, and may be different from and have precedence over the provisions set forth in Sections 10.1(a) - 10.1(d) above.

  (f)        Outstanding Options and Stock Appreciation Rights shall terminate and cease to be exercisable upon consummation of a Change in Control except to the extent that the Options or Stock Appreciation Rights are assumed by the successor entity (or parent thereof) pursuant to the terms of the Change in Control transaction.

  (g)        If outstanding Options or Stock Appreciation Rights will not be assumed by the acquiring or successor entity (or parent thereof), the Administrator shall cause written notice of a proposed Change in Control transaction to be given to Optionees and Stock Appreciation Rights Holders not less than fifteen (15) days prior to the anticipated effective date of the proposed transaction.

10.2        Restricted Stock Awards. In order to preserve a Participant’s rights with respect to any outstanding Restricted Stock Awards in the event of a Change in Control of the Company:

  (a)        All Repurchase Rights shall automatically terminate immediately prior to the consummation of such Change in Control and any shares of Restricted Stock or Restricted Stock Units subject to such terminated Repurchase Rights, or Restricted Stock Units, whether or not subject to such terminated Repurchase Rights shall immediately vest in full, except to the extent that in connection with such Change in Control, the acquiring or successor entity (or parent thereof) provides for the continuance or assumption of Restricted Stock Award Agreements or the substitution of new agreements of comparable value covering shares of a successor corporation, with appropriate adjustments as to the number and kind of shares and purchase price.

  (b)        The Administrator in its discretion may provide in any Restricted Stock Award Agreement that if, upon a Change in Control, the acquiring or successor entity (or parent thereof) assumes such Restricted Stock Award Agreement or substitutes new agreements of comparable value covering shares of a successor corporation (with appropriate adjustments as to the number and kind of shares and purchase price), then any Repurchase Right provided for in such Restricted Stock Award Agreement shall terminate, and the shares of Common Stock subject to the terminated Repurchase Right or any substituted shares shall immediately vest in full, if the Participant’s service as an employee, director, officer, consultant or other service provider to the acquiring or successor entity (or a parent or subsidiary thereof) is terminated involuntarily or voluntarily under certain circumstances within a specified period following consummation of a Change in Control, pursuant to such terms and conditions as shall be set forth in the Restricted Stock Award Agreement.

ARTICLE 11.

AMENDMENT AND TERMINATION OF THE PLAN

11.1        Amendments.  The Board may from time to time alter or amend in such respects as the Board may deem advisable, subject to compliance with applicable laws and the rules of the stock exchange or market system on which the Company’s Common Stock is then listed or admitted to trading, and may suspend or terminate the Plan at any time; provided, however, that the Board may not alter or amend the Plan to modify or remove Section 5.10 or Section 8.7 of the Plan without the approval of the Company’s stockholders. No such alteration, amendment, suspension or termination shall be made which shall substantially affect or impair the rights of any Participant under an outstanding Option Agreement or Restricted Stock Award Agreement without such Participant’s consent. The Board may alter or amend the Plan to comply with requirements under the Code relating to Incentive Options or other types of options which give Optionees more favorable tax treatment than that applicable to Options granted under this Plan as of the date of its adoption. Upon any such alteration or amendment, any outstanding Option granted hereunder may, if the Administrator so determines and if permitted by applicable law, be subject to the more favorable tax treatment afforded to an Optionee pursuant to such terms and conditions.

11.2        Plan Termination.  Unless the Plan shall theretofore have been terminated, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date and no Options, Stock Appreciation Rights or Restricted Stock Awards may be granted under the Plan thereafter, but Option Agreements, Stock Appreciation Right Agreements and Restricted Stock Award Agreements then outstanding shall continue in effect in accordance with their respective terms.

ARTICLE 12.

CANCELLATION AND RECISSION

12.1        Adverse Acts.  Unless otherwise provided in an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, the Administrator may cancel, terminate, rescind, suspend, withhold or otherwise limit or restrict any unexpired, unpaid, or deferred Options, Stock Appreciation Rights or Restricted Stock Awards at any time if the Participant is not in compliance with all applicable provisions of the Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, and the Plan, or if the Participant engages in any “Adverse Act.” For purposes of this Section 12, an “Adverse Act” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company; (ii) the disclosure to anyone outside the Company, or the use in other than the Company’s business, without prior written authorization from the Company, of any confidential information or material relating to the business of the Company, acquired by the Participant either during or after employment with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company in accordance with the Company’s policies and any agreement in effect between the Company and the Participant pertaining to confidentiality and/or ownership of intellectual property all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company; (iv) acts that result in termination of the Participant’s employment for cause; (v) a material violation of any rules, policies, procedures or guidelines of the Company; or (vi) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company.

12.2        Agreement Upon Exercise or Settlement.  Upon exercise, settlement, payment or delivery pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, the Participant shall certify in a manner acceptable to the Company that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant fails to comply with the provisions of paragraphs (i)-(vi) of Section 12.1 prior to, or during the six (6) months after, any exercise, settlement, payment or delivery pursuant to an Option Agreement, Stock Appreciation Right Agreement or Restricted Stock Award Agreement, such exercise, settlement, payment or delivery may be rescinded within two (2) years thereafter. In the event of any such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set off against the amount of any such gain any amount owed to the Participant by the Company.

ARTICLE 13.

TAX WITHHOLDING

13.1        Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy any applicable Federal, state, and local tax withholding requirements at such times as required pursuant to such applicable Federal, state, and local tax withholding requirements, including but not limited to: (i) with respect to any Options or Stock Appreciation Rights, the date on which the same is exercised or settled, (ii) with respect to any Restricted Stock Units, the date on which the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse and/or the date on which the Restricted Stock Units are settled, and (iii) with respect to the issuance of Restricted Stock, the date on which the shares are issued, if the Purchaser makes the election set forth in Code Section 83(b), or, if the Purchaser does not make such election, then, the date on which that the applicable restrictions set forth in the Restricted Stock Award Agreement and the Plan lapse. To the extent permissible under applicable tax, securities and other laws, the Administrator may, in its sole discretion and upon such terms and conditions as it may deem appropriate, permit a Participant to satisfy his or her obligation to pay any such tax, in whole or in part, up to an amount determined on the basis of the highest marginal tax rate applicable to such Participant, by (a) directing the Company to apply shares of Common Stock to which the Participant is entitled as a result of the exercise or settlement of an Option or a Stock Appreciation Right or as a result of the purchase of or lapse of restrictions on Restricted Stock Awards or (b) delivering to the Company shares of Common Stock owned by the Participant. The shares of Common Stock so applied or delivered in satisfaction of the Participant’s tax withholding obligation shall be valued at their Fair Market Value as of the date of measurement of the amount of income subject to withholding.

ARTICLE 14

MISCELLANEOUS

14.1        Benefits Not Alienable.  Other than as provided above, benefits under the Plan may not be assigned or alienated, whether voluntarily or involuntarily. Any unauthorized attempt at assignment, transfer, pledge or other disposition shall be without effect.

14.2        No Enlargement of Employee Rights.  This Plan is strictly a voluntary undertaking on the part of the Company and shall not be deemed to constitute a contract between the Company and any Participant to be consideration for, or an inducement to, or a condition of, the employment of any Participant. Nothing contained in the Plan shall be deemed to give the right to any Participant to be retained as an employee of the Company or any Affiliated Company or to interfere with the right of the Company or any Affiliated Company to discharge any Participant at any time.

14.3        Application of Funds.  The proceeds received by the Company from the sale of Common Stock pursuant to Option Agreements and Restricted Stock Award Agreements, except as otherwise provided herein, will be used for general corporate purposes.

14.4        Annual Reports.  During the term of this Plan, the Company will furnish to each Participant who does not otherwise receive such materials, copies of all reports, proxy statements and other communications that the Company distributes generally to its stockholders.

NEWPORT CORPORATION 1791 DEERE AVENUE IRVINE, CA 92606

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Newport Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Newport Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M33011-P08343	KEEP THIS PORTION FOR YOUR RECORDS
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

NEWPORT CORPORATION Vote On Directors		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	ELECTION OF TWO DIRECTORS TO SERVE FOR ONE YEAR	☐	☐	☐
	Nominees:
	01) Oleg Khaykin 02) Peter J. Simone The Board of Directors recommends a vote FOR all director nominees.

Vote On Proposals		For	Against	Abstain			For	Against	Abstain
2.	RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS NEWPORT’S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011. The Board of Directors recommends a vote FOR proposal 2.	☐	☐	☐	4.	ADVISORY VOTE ON THE APPROVAL OF THE COMPENSATION OF NEWPORT’S NAMED EXECUTIVE OFFICERS. The Board of Directors recommends a vote FOR proposal 4.	☐	☐	☐
						1 Year	2 Years	3 Years	Abstain
3.	APPROVAL OF NEWPORT’S 2011 STOCK INCENTIVE PLAN. The Board of Directors recommends a vote FOR proposal 3.	☐	☐	☐	5.	ADVISORY VOTE ON THE FREQUENCY OF ADVISORY VOTES ON THE APPROVAL OF THE COMPENSATION OF NEWPORT’S NAMED EXECUTIVE OFFICERS. The Board of Directors recommends a vote of 3 YEARS on proposal 5. ☐	☐	☐	☐

	For address changes and/or comments, please check this box and write them on the back where indicated.			☐	6.	OTHER BUSINESS: In their discretion, the proxies are authorized to vote upon such other business as may properly be brought before the meeting or any adjournment thereof.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name, by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

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M33012-P08343

NEWPORT CORPORATION

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE 2011 ANNUAL MEETING OF STOCKHOLDERS

TUESDAY, MAY 17, 2011

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert J. Phillippy and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2011 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, located at 1791 Deere Avenue, Irvine, California 92606, on May 17, 2011, at 9:00 a.m. Pacific Time, and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED, BUT IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF THE DIRECTOR NOMINEES, FOR PROPOSAL 2, FOR PROPOSAL 3, FOR PROPOSAL 4, AND FOR 3 YEARS ON PROPOSAL 5. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS WHICH MAY BE BROUGHT BEFORE THE MEETING.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)